Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                        CHARDAN CHINA ACQUISITION CORP.,
             DR. RICHARD D. PROPPER, KERRY PROPPER, JIANGNAN HUANG,
                      LI ZHANG, DAN BEHARRY, STEVEN URBACH,
                         STATE HARVEST HOLDINGS LIMITED,
                DR. HAN GENGCHEN, MR. YANG YASHENG, MR. YUAN LIANG,
               MS. ZHAO YUPING, MR. ZHANG WEIDONG, MR. CHEN WEICHENG,
               MS. BO LUXIA, MR. HUANG XILIN, and Mr. HUO QINGTAO

                             -----------------------

                           Dated: December _____ 2004

                             -----------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I        THE ORIGIN STOCK PURCHASE.....................................2

   SECTION 1.01    Purchase and Sale...........................................2

   SECTION 1.02    Purchase Price..............................................2

   SECTION 1.03    Earn-Out Agreement..........................................4

   SECTION 1.04    Allocation of Purchase Price................................5

ARTICLE II       THE CLOSING...................................................5

   SECTION 2.01    The Closing.................................................5

   SECTION 2.02    Deliveries..................................................6

   SECTION 2.03    Additional Agreements.......................................6

   SECTION 2.04    Further Assurances..........................................7

ARTICLE III      REPRESENTATIONS AND WARRANTIES................................7

   SECTION 3.01    The Origin Stock............................................7

   SECTION 3.02    Organization of Origin......................................8

   SECTION 3.03    Authority and Corporate Action; No Conflict.................8

   SECTION 3.04    Consents and Approvals......................................9

   SECTION 3.05    Licenses, Permits, Etc......................................9

   SECTION 3.06    Taxes, Tax Returns and Audits..............................10

   SECTION 3.07    Acquisition Entirely for Own Account.......................10

   SECTION 3.08    Disclosure of Information..................................10

   SECTION 3.09    Accredited Investor........................................11

   SECTION 3.10    Restricted Securities......................................11

   SECTION 3.11    Legends....................................................11

   SECTION 3.12    Brokers....................................................11

   SECTION 3.13    Disclosure.................................................11

   SECTION 3.14    Survival of Representations and Warranties.................12

ARTICLE IV       REPRESENTATION AND WARRANTS OF THE
                   ORIGIN SUBSIDIARIES........................................12

   SECTION 4.01    The Origin Subsidiary Stock................................12

   SECTION 4.02    Organization of the Origin Subsidiaries....................13

   SECTION 4.03    Authority and Corporate Action; No Conflict................13

   SECTION 4.04    Consents and Approvals.....................................14

   SECTION 4.05    Financial Statements.......................................14

   SECTION 4.06    No Undisclosed Liabilities.................................15

   SECTION 4.07    Real Property..............................................15

   SECTION 4.08    Certain Personal Property..................................15

   SECTION 4.09    Non-Real Estate Leases.....................................15

   SECTION 4.10    Accounts Receivable........................................16

   SECTION 4.11    Inventory..................................................16

   SECTION 4.12    Contracts, Obligations and Commitments.....................16

   SECTION 4.13    Licenses, Permits, Etc.....................................17

   SECTION 4.14    Intellectual Property Rights...............................18

   SECTION 4.15    Title to and Condition of Assets...........................20

   SECTION 4.16    Taxes, Tax Returns and Audits..............................23

   SECTION 4.17    Absence of Certain Changes.................................23

   SECTION 4.18    Employee Plans; Labor Matters..............................25

   SECTION 4.19    Compliance with Law........................................25

   SECTION 4.20    No Illegal or Improper Transactions........................26

   SECTION 4.21    Related Transactions.......................................26

   SECTION 4.22    Records....................................................26

   SECTION 4.23    Insurance..................................................26

   SECTION 4.24    Litigation.................................................27

   SECTION 4.25    Settled Litigation.........................................27

   SECTION 4.26    Brokers....................................................27

   SECTION 4.27    Disclosure.................................................27

   SECTION 4.28    Survival of Representations and Warranties.................27

ARTICLE V 8      REPRESENTATIONS AND WARRANTIES OF CCAC.......................28

   SECTION 5.01    Organization...............................................28

   SECTION 5.02    Capitalization.............................................28

   SECTION 5.03    Authority and Corporate Action; No Conflict................29

   SECTION 5.04    Consents and Approvals.....................................30

   SECTION 5.05    Valid Issuance of Chardan Sub Stock........................30

   SECTION 5.06    Financial Statements.......................................30

   SECTION 5.07    SEC Reports................................................31

   SECTION 5.08    Trust Fund.................................................32

   SECTION 5.09    No Undisclosed Liabilities.................................32

   SECTION 5.10    Absence of Certain Changes.................................32

   SECTION 5.11    Compliance with Law........................................33

   SECTION 5.12    Litigation.................................................33

   SECTION 5.13    Brokers....................................................34

   SECTION 5.14    Survival of Representations and Warranties.................34

   SECTION 5.15    Records....................................................34

ARTICLE VI       COVENANTS OF ORIGIN, THE ORIGIN SUBSIDIARIES.................34

   SECTION 6.01    Conduct of the Business....................................34

   SECTION 6.02    Access to Information......................................36

   SECTION 6.03    Insurance..................................................36

   SECTION 6.04    Protection of Confidential Information;
                     Non-Competition..........................................37

   SECTION 6.05    Post-Closing Assurances....................................39

   SECTION 6.06    No Other Negotiations......................................39

   SECTION 6.07    No Securities Transactions.................................40

   SECTION 6.08    Fulfillment of Conditions..................................40

   SECTION 6.09    Disclosure of Certain Matters..............................40

   SECTION 6.10    Regulatory and Other Authorizations;
                     Notices and Consents.....................................41

   SECTION 6.11    Use of Intellectual Property...............................41

   SECTION 6.12    Related Tax................................................41

   SECTION 6.13    Origin Acquisition.........................................42

   SECTION 6.14    Origin Merger Reorganization...............................42

   SECTION 6.15    Origin Proxy Information...................................42

   SECTION 6.16    Interim Financial Information..............................42

ARTICLE VII      COVENANTS OF CCAC............................................43

   SECTION 7.01    Conduct of the Business....................................43

   SECTION 7.02    Stockholder Meeting........................................44

   SECTION 7.03    Fulfillment of Conditions..................................45

   SECTION 7.04    Disclosure of Certain Matters..............................45

   SECTION 7.05    Chardan Sub Incorporation..................................45

   SECTION 7.06    Post-Closing Assurances....................................46

   SECTION 7.07    Regulatory and Other Authorizations;
                     Notices and Consents.....................................46

   SECTION 7.08    Books and Records..........................................46

ARTICLE VIII     ADDITIONAL COVENANTS OF THE PARTIES..........................47

   SECTION 8.01    Other Information..........................................47

   SECTION 8.02    Mail Received After Closing................................47

   SECTION 8.03    Further Action.............................................48

   SECTION 8.04    Schedules..................................................48

   SECTION 8.05    Execution of Agreements....................................48

   SECTION 8.06    Confidentiality............................................48

   SECTION 8.07    Public Announcements.......................................49

   SECTION 8.08    Board of CCAC - Chardan Sub................................49

   SECTION 8.09    Nominations of Directors...................................50

   SECTION 8.10    CCAC or Chardan Sub........................................50

ARTICLE IX       CONDITIONS TO CLOSING........................................50

   SECTION 9.01    Conditions to Each Party's Obligations.....................50

   SECTION 9.02    Conditions to Obligations of Origin, the Origin

                   Subsidiaries and the Origin Stockholders...................51

   SECTION 9.03    Conditions to Obligations of CCAC..........................53

ARTICLE X        INDEMNIFICATION..............................................57

   SECTION 10.01   Indemnification by Origin Stockholders.....................57

   SECTION 10.02   Indemnification by CCAC....................................57

   SECTION 10.03   Notice, Etc................................................58

   SECTION 10.04   Limitations................................................59

   SECTION 10.05   Adjustment to Purchase Price; Setoff.......................59

   SECTION 10.06   Claims on behalf or in right of CCAC and Chardan Sub.......60

ARTICLE XI       TERMINATION AND ABANDONMENT..................................60

   SECTION 11.01   Methods of Termination.....................................60

   SECTION 11.02   Effect of Termination......................................62

   SECTION 11.03   No Claim Against Trust Fund................................63

ARTICLE XII      DEFINITIONS..................................................64

   SECTION 12.01   Certain Defined Terms......................................64

ARTICLE XIII     GENERAL PROVISIONS...........................................68

   SECTION 13.01   Expenses...................................................68

   SECTION 13.02   Notices....................................................68

   SECTION 13.03   Amendment..................................................69

   SECTION 13.04   Waiver.....................................................69

   SECTION 13.05   Headings...................................................69

   SECTION 13.06   Severability...............................................69

   SECTION 13.07   Entire Agreement...........................................69

   SECTION 13.08   Benefit....................................................70

   SECTION 13.09   Governing Law..............................................70

   SECTION 13.10   Counterparts...............................................70

                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated December 20, 2004, among CHARDAN CHINA ACQUISITION CORP., a Delaware corporation ("CCAC"), KERRY PROPPER, an individual, DR. RICHARD D. PROPPER, an individual, JIANGNAN HUANG, an individual, LI ZHANG, an individual, DAN BEHARRY, an individual, STEVEN URBACH, an individual, STATE HARVEST HOLDINGS LIMITED, a British Virgin Islands corporation ("Origin"), and D.HAN GENGCHEN, an individual, MR.YANG YASHENG, an individual, MR.YUAN LIANG, an individual, MS.ZHAO YUPING, an individual, MR.ZHANG WEIDONG, an individual, MR.CHEN WEICHENG, an individual, Ms. BO LUXIA, an individual, Mr. HUANG XILIN, an individual, and Mr. HUO QINGTAO, an individual.

      Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in Article XII hereof.

      WHEREAS, Origin, through the companies listed on Schedule A hereto ("Origin Subsidiaries"), which include the manner and ownership amounts of such companies by Origin, owns and operates in the Peoples Republic of China ("PRC") the Business, as hereinafter defined; and

      WHEREAS, the Origin Stockholders listed on Schedule B hereto ("Origin Stockholders") are the direct and beneficial owners of all of the outstanding capital stock of Origin (including by means of nominee arrangements, trust, stock power or similar arrangement) (together all stock and other rights or arrangements are referred to as the "Origin Stock"); and

      WHEREAS, subject to the terms and conditions of this Agreement, CCAC will form a wholly owned subsidiary pursuant to the corporate laws of the British Virgin Islands ("Chardan Sub") and consummate a plan of merger ("Plan of Merger") pursuant to which CCAC will be merged with and into Chardan Sub (the "Chardan Merger") at the Closing (as defined in Article II); and

      WHEREAS, subject to the terms and conditions of this Agreement, Origin, either directly or through operational contracts and stock consignment agreement, owns all of the shares of capital  stock of the  Origin  Subsidiaries,  other  than  the  2.04% of each of
Beijing Origin Seed Limited Incorporated and Henan Origin Cotton Technical Limited Company held by Henan Agricultural University and Mr. Gu Dengbin, respectively ("Origin Subsidiary Stock") and through such ownership and contractual arrangements have full right and title to use and benefit from the assets of the Origin Subsidiaries; and

      WHEREAS, subject to the terms and conditions of this Agreement, Chardan Sub at the Closing, shall acquire by an issuance of its capital stock and payment of cash, all of the Origin Stock from the Origin Stockholders ("Origin Stock Purchase").

      IT IS AGREED:

                                   ARTICLE I
                            THE ORIGIN STOCK PURCHASE

      SECTION 1.01 Purchase and Sale. Upon the terms and subject to the conditions hereof, at the Closing, the Origin Stockholders shall sell, transfer, assign and convey to Chardan Sub, and Chardan Sub shall purchase from the Origin Stockholders, all of the right, title and interest of the Origin Stockholders in and to the Origin Stock representing all of the issued and outstanding Origin Stock.

      SECTION 1.02 Purchase Price.

            (a) Subject to adjustment and the holdbacks as hereinafter set forth, the aggregate purchase price ("Purchase Price") to be paid by Chardan Sub to Origin Stockholders or its designees for the Origin Stock shall be the following:

                  (i) $25,000,000 as set forth in Section 1.02 (b) below

                  (ii) certificates representing, in the aggregate, 10,200,000 shares of Chardan Sub's common stock, par value $0.0001 per share ("Chardan Sub Stock"), which will represents no less than 65% of the total outstanding equity capital of the succeeding listing corporation after the Chardan Merger is accomplished, to be delivered to the Origin Stockholders and their designees;

            (b) Payments.

                  (i) Initial Payment. At the Closing, the sum of $10,000,000 (the "Initial Payment"), less the Holdback Amount, will be paid by wire transfer of immediately available United States dollars to Origin Stockholders or their designees as specified in a written notice given to CCAC or Chardan Sub, no later than two business days prior to the Closing, for the purpose of the acquisition of the Origin Stock.

                  (ii) Additional Payments. In the event that any of the following events occur any year after the Closing Date and ending the fiscal year ending December 31, 2008 (or June 30, 2009 if the fiscal year of the combined entity is changed), Chardan Sub shall promptly pay in aggregate to the Origin Stockholders or their designees, as an addition to the Purchase Price, the amounts set forth below in cash by wire transfer to the accounts of the Origin Stockholders as specified on Schedule 1.02(a) in respect of the Origin Stock ownership:

                        (a) If Chardan Sub receives at least $40,000,000 in gross proceeds in additional financing ("Financing Adjustment") as a result of
(1) the call of CCAC's presently outstanding public warrants (which such warrants will be assumed by Chardan Sub at the Closing), (2) Chardan Sub's successful completion of a secondary offering, or (3) the private investment into Chardan Sub by a strategic investor, then the Origin Stockholders or their designees shall be entitled to receive an additional $15,000,000; or

                        (b) If Origin generates a net positive cash flow of not less than $2,000,000 in any fiscal year ending December 31, or June 30, beginning December 31, 2005 or June 30, 2006, respectively depending on the fiscal year ("Earnings Adjustment"), the Origin Stockholders shall be entitled to receive 75% of the net positive cash flow of such fiscal year up to $7,500,000 per year until a total of $15,000,000 has been received; provided that the board of directors of the surviving corporation, solely on the basis of a proposal by Dr. Han, as a director, may reduce the amount to be paid in any one year.

                  (iii) In the event that both an Earnings Adjustment and a Financing Adjustment occurs, the maximum amount to be paid to the Origin Stockholders shall be $15,000,000. For purposes of example only, if Earnings Adjustments have occurred such that the Origin Stockholders are entitled to receive $5,000,000 (in one or more installments) and a

Financing Adjustment subsequently occurs, only the balance of $10,000,000 shall be paid to the Origin Stockholders as a result of a Financing Adjustment for a total of $15,000,000.

                  (iv) If any amount is to be paid on either a Financing Adjustment or Earnings Adjustment, then such amount will be paid to the Origin Stockholders pursuant to the original payment instructions received from Origin's Shareholders prior to the Closing as set forth on Schedule C.

            (c) Holdback. The sum of $250,000 ("Holdback Amount") to be withheld from the Initial Payment, representing a portion of the cash portion of the Purchase Price will be retained by Chardan Sub for a period of 12 months. The Holdback Amount will be security for the indemnification obligations of the Origin Stockholders set forth in Article X. Subject to this section and Article X, on the 12 month anniversary of the Closing, or the first business day thereafter, Chardan Sub shall deliver the Holdback Amount pro rata to the Origin Stockholders (or their designees) in the same proportions as the Initial Payment was allocated among them. Chardan Sub may withhold from the Holdback Amount the equivalent of any amount then in dispute related to the Origin Stockholders indemnification obligations arising pursuant to Article X or for which Chardan Sub has notified the Origin Stockholders of an indemnification Claim. Any withheld Holdback Amount, to the extent not applied in satisfaction of an indemnification Claim, will be paid by Chardan Sub promptly on resolution of the dispute or Claim. Nothing in this section shall be construed as limiting the liability of the Origin Stockholders for indemnification claims or any other claim by Chardan, Chardan Sub or any other rightful claimant, and the Holdback Amount shall not be considered liquidated damages for any breach of this Agreement or any other matter related hereto.

      SECTION 1.03 Earn-Out Agreement. So long as CCAC, following the Closing, on a consolidated basis, achieves or exceeds the after tax profits (excluding any after tax operating profits from any acquisition by Origin that was for the issuance of securities that has a dilutive effect on the holders of common stock of CCAC, or Chardan Sub after the Closing, and before the expenses of the transaction contemplated by this Agreement and the expenses of director and employee options in each of the fiscal years) calculated for the period of July 1 to the succeeding June 30, ending on June 30 in each of 2006, 2007, 2008 and 2009 as set forth below, the Origin

Stockholders shall receive after the Closing the number of shares of Chardan Sub Stock set forth below. Such additional shares shall be issued within 90 days after June 30.

                                           Number of Shares of Consolidated Company to be earned
                                             by each shareholder in the 12 month period ending
                                 -------------------------------------------------------------------------
Name                             June 30, 2006       June 30, 2007       June 30, 2008       June 30, 2009
----                             -------------       -------------       -------------       -------------
A Plus Resources Limited            270,000             270,000             270,000             270,000
HAN Gengchen                        431,976             431,976             431,976             431,976
YUAN Liang                          431,976             431,976             431,976             431,976
YANG Yasheng                        252,027             252,027             252,027             252,027
ZHANG Weidong                        39,237              39,237              39,237              39,237
CHEN Weicheng                        24,600              24,600              24,600              24,600
BO Luxia                             20,739              20,739              20,739              20,739
ZHAO Yuping                          15,619              15,619              15,619              15,619
HUANG Xilin                           6,913               6,913               6,913               6,913
HUO Qingtao                           6,913               6,913               6,913               6,913
                               ----------------    ----------------    ----------------    ----------------
   Total                       1,500,000 shares    1,500,000 shares    1,500,000 shares    1,500,000 shares

                  After Tax Profit Targets for 12 Months Ending
--------------------------------------------------------------------------------
       June 30, 2006    June 30, 2007    June 30, 2008    June 30, 2009

        $11,000,000      $16,000,000      $21,000,000      $29,000,000

      SECTION 1.04 Allocation of Purchase Price. All payments of the Purchase Price shall be made in proportion as requested by the Origin Stockholders as set forth on Schedule C.

                                   ARTICLE II
                                   THE CLOSING

      SECTION 2.01 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Origin Stock Purchase and the transactions contemplated by this Agreement shall take place at a closing ("Closing") to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions to Closing set forth in Article IX is fulfilled, at the offices of Graubard Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

      SECTION 2.02 Deliveries.

            (a) Origin Stockholders. At the Closing, each Origin Stockholder will (i) assign and transfer to Chardan Sub all of such Origin Stockholder's right, title and interest in and to his, her or its respective portion of the Origin Stock by delivering to Chardan Sub the certificates representing such Origin Stock, duly endorsed for transfer and free and clear of all liens and
(ii) deliver to Chardan Sub the certificates, opinions and other agreements contemplated by Article IX hereof and the other provisions of this Agreement.

            (b) Chardan Sub. At the Closing, Chardan Sub shall deliver to the Origin Stockholders (i) the cash and shares of Chardan Sub Stock representing the Purchase Price to which each of the Origin Stockholders is entitled pursuant to Sections 1.02 and (ii) the certificates, opinions and other agreements and instruments contemplated by Article IX hereof and the other provisions of this Agreement.

      SECTION  2.03  Additional  Agreements.   At  the  Closing,  the  following
agreements will have been executed and delivered (collectively, the "Transaction Documents"), the effectiveness of each of which is subject to the Closing:

            (a) a Merger Agreement between CCAC and Chardan Sub in a form to be attached as Schedule D hereto;

            (b) the Stock Consignment Agreements in the forms attached hereto as Schedules E, F and G between Origin and the following parties:

                  (1) all shareholders of Beijing Origin Seed Limited  ("Beijing
            Origin") holding 97.96% of the total equity shares of Beijing Origin, except for the Henan Agriculture University who is holding 2.04% of the Beijing Origin's shares;

                  (2) all shareholders  holding 100% of the equity shares of the
            Changchun Origin Seed Technical Development Limited ("Changchun Company"); and

                  (3) all  shareholders  of the Henan Origin  Cotton  Technology
            Development Limited ("Henan Company") holding 97.96% of the total equity shares of the Henan Company, except for Mr. Gu Dengbin, who is holding 2.04% of the Henan Company shares; and

            (c) the Technology Service Agreements between Beijing Origin State Harvest Biotechnology Limited ("Biotechnology Company") and each of Changchun Company, Henan Company and Beijing Origin in the form of Schedule H attached hereto.

      SECTION 2.04 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement and the other Transaction Documents to which it is a party.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                      OF ORIGIN AND THE ORIGIN STOCKHOLDERS

      Except for the representations and warranties set forth in Sections 3.7 through 3.12, which are made solely by the Origin Stockholders, severally and not jointly, to CCAC, Origin and the Origin Stockholders, jointly and severally, represent and warrant to CCAC and Chardan Sub (as of the Closing) as follows:

      SECTION 3.01 The Origin Stock.

            (a) Ownership. The Origin Stockholders are the registered and beneficial owners of all of the shares of Origin Stock in the amounts set forth in Schedule 3.01(a), free and clear of all Liens, except as set forth in
Schedule 3.01(a), which shares constitute all of the outstanding shares of capital stock of Origin. There are no options, warrants or other contractual rights outstanding which give any Person the right to acquire shares of Origin Stock owned by the Origin Stockholders, whether or not such rights are presently exercisable.

            (b) Capitalization. The authorized capital stock of Origin is set forth in Schedule 3.01(b). All of the outstanding shares of Origin Stock are validly issued, fully paid and non-assessable. There are no options, warrants or other contractual rights outstanding which give any Person the right to require the issuance of any capital stock of Origin, whether or not such rights are presently exercisable.

      SECTION 3.02 Organization of Origin. Origin is an international business company duly organized, validly existing and in good standing under the law of the British Virgin Islands. Origin is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions in which the property owned, leased or operated by Origin or the nature of the business which it conducts requires qualification (which jurisdictions are listed in Schedule 3.02), or if not so qualified, such failure or failures, singly or in the aggregate, would not have a material adverse effect on the Business, assets, operations, financial condition, liquidity or prospects of Origin and the Origin Subsidiaries, separately and as a whole ("Origin Material Adverse Effect"). Origin has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

      SECTION 3.03 Authority and Corporate Action; No Conflict.

            (a) Origin and each of the Origin Stockholders has all necessary power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the Origin Stock Purchase and other transactions contemplated hereby and thereby. All action, corporate and otherwise, necessary to be taken by Origin to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements and instruments delivered by Origin and the Origin Stockholders in connection with the Origin Stock Purchase has been duly and validly taken. This Agreement and the Transaction Documents to which Origin and each Origin Stockholder is a party has been duly executed and delivered by Origin and each Origin Stockholder and constitutes the valid, binding, and enforceable obligation of Origin and each Origin Stockholder, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy of the United States, BVI and PRC.

            (b) Neither the execution and delivery of this Agreement or any of the other Transaction Documents contemplated hereby by Origin or each Origin Stockholder nor the consummation of the transactions contemplated hereby or thereby will (i) except as set forth in Schedule 3.03, conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the Memorandum and Articles of Association of Origin or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Origin or an Origin Stockholder is a party or by which it (or any of its properties or assets) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of Origin or an Origin Stockholder; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which Origin or an Origin Stockholder is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to Origin or an Origin Stockholder.

      SECTION 3.04 Consents and Approvals. Other than as set forth on Schedule 3.04, the execution and delivery of this Agreement and the Transaction Documents by Origin and each Origin Stockholder does not, and the performance of this Agreement and the Transaction Documents by it will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents and would not have an Origin Material Adverse Effect.

      SECTION 3.05 Licenses, Permits, Etc. To the best of the knowledge of each Origin Stockholder, Origin possesses or will possess prior to the Closing all Permits necessary, in all material respects, to own and operate the Business through the Origin Subsidiaries, which necessary Permits are described or are as set forth on Schedule 3.05 hereto. True, complete and correct copies of Permits issued to Origin have previously been delivered to CCAC. To the best of the knowledge of Origin and each Origin Stockholder, Origin is not in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice,  the passage of time, or both,  would constitute a default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor, to the best of the knowledge of Origin and each Origin Stockholder, compliance by Origin with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business.

      SECTION 3.06 Taxes, Tax Returns and Audits. Except as specifically set forth in Schedule 3.09, (a) Origin has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by Origin with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (b) all Taxes that are due from or may be asserted against Origin (including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of Origin or are being contested in good faith by appropriate proceedings, (c) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (a) which might be determined adversely to Origin and which could have an Origin Material Adverse Effect, (d) Origin has not given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes, and (e) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of Origin are in force as of the date hereof.

      SECTION 3.07 Acquisition Entirely for Own Account. The Chardan Sub Stock to be acquired by each Origin Stockholder will be acquired for investment for such Origin Stockholder's own account and not with a view to the resale or distribution of any part thereof.

      SECTION 3.08 Disclosure of Information. Each Origin Stockholder acknowledges that all of the SEC Reports (defined in Section 5.06) were fully available to it, and it has reviewed and understands them. Each Origin Stockholder acknowledges that it has received all the information that it has required relating to CCAC and the acquisition of the Chardan Sub Stock. Each Origin Stockholder further represents that it has had an opportunity to ask questions and receive answers from CCAC regarding the terms and conditions of its acquisition of the Chardan Sub Stock.

      SECTION  3.09  Accredited   Investor.   Each  Origin   Stockholder  is  an
"accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

      SECTION 3.10 Restricted Securities. Each Origin Stockholder understands that it will acquire constitutes "restricted securities" from Chardan Sub under the United States federal securities laws and that under such laws and applicable regulations such securities may only be sold in the United States pursuant to an effective registration statement or an available exemption from registration.

      SECTION 3.11 Legends. It is understood that the certificates evidencing the Chardan Sub Stock shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

      SECTION 3.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Origin, any Origin Subsidiary or any Origin Stockholder.

      SECTION 3.13 Disclosure. No representation or warranty by Origin or any Origin Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to CCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      SECTION 3.14 Survival of Representations and Warranties. The representations and warranties of Origin and each Origin Stockholder set forth in this Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in Sections 3.01, 3.02 and
3.03 shall survive without limitation as to time and the representations and warranties set forth in Section 3.06 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                   ARTICLE IV
             REPRESENTATION AND WARRANTS OF THE ORIGIN SUBSIDIARIES

      Origin and the Origin Stockholders, jointly and severally, represent and warrant to CCAC and Chardan Sub as of the Closing, as follows:

      SECTION 4.01 The Origin Subsidiary Stock.

            (a) Ownership. Origin, either directly or through the Stock Consignment Agreements and/or the Technology Service Agreement set forth in
Section 2.03 is the actual controller of the shares of the Origin Subsidiary Stock, free and clear of all Lien which, except for 2.04% of each of Beijing Origin and Henan Company owned by other parties, shares constitute all of the outstanding shares of capital stock of the Origin Subsidiaries. Except as indicated in the preceding sentence, there are no consignment, operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person (other than Origin) the right to acquire or control any capital stock of the Origin Subsidiaries, whether or not such rights are presently exercisable. Except as indicated in the preceding sentence, there are no operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person (other than Origin) the right to any asset, income, dividend, distribution, property interest or direct or beneficial interest in any, or from any, of the Origin Subsidiaries.

            (b) Capitalization. The authorized capital stock of each Origin Subsidiary is set forth on Schedule A. Except for Beijing Origin State Harvest Biotechnology Limited, the capital of which will be paid in the amount of $1,000,000 at closing by CCAC or Chardan Sub but for which the capital is committed, all of the outstanding shares of capital stock of each Origin Subsidiary are validly issued, fully paid and non-assessable.

      SECTION 4.02 Organization of the Origin Subsidiaries. Each Origin Subsidiary is a corporate entity duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation as set forth on
Schedule 4.02. Each Origin Subsidiary is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by such Origin Subsidiary or the nature of the business which it conducts requires qualification (which jurisdictions are listed in Schedule 4.02), or if not so qualified, such failure or failures, in the aggregate, would not have an Origin Material Adverse Effect. No Origin Subsidiary owns, directly or indirectly, any capital stock or any other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest, except as set forth on Schedule 4.02. Each Origin Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

      SECTION 4.03 Authority and Corporate Action; No Conflict.

            (a) Each Origin  Subsidiary has all necessary power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. All action, corporate and otherwise, necessary to be taken by each Origin Subsidiary to authorize the execution, delivery and performance of the Transaction Documents in connection with the Origin Stock Purchase has been duly and validly taken. The Transaction Documents have been duly executed and delivered by each Origin Subsidiary party to such agreements and constitute the valid, binding, and enforceable obligation of each of them, enforceable in accordance with their terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by the law and public policy of the PRC.

            (b) Neither the execution nor delivery of the Transaction Documents or any of the other documents contemplated thereby by any Origin Subsidiary nor the consummation of the transactions contemplated thereby will (i) except as set forth in Schedule 4.03, conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the charter documents of any Origin Subsidiary or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which any Origin Subsidiary is a party or by which any of them (or any of the properties or assets of Origin) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of such Origin Subsidiary; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which any Origin Subsidiary is a party, or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to any Origin Subsidiary.

      SECTION 4.04  Consents and  Approvals.  Except as listed and  described on
Schedule 4.04, the execution and delivery of the Transaction Documents by each Origin Subsidiary do not, and the performance of the Transaction Documents by each of them will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent any of them from performing any of their material obligations under the Transaction Documents and would not cause an Origin Material Adverse Effect.

      SECTION 4.05 Financial Statements. Prior to the execution of this Agreement, Origin has delivered to CCAC consolidated balance sheets as at December 31, 2001, 2002 and 2003, and related consolidated statements of income and source and application of funds for the three years ended December 31, 2003, audited by Origin's Accountants, and the notes, comments, schedules, and supplemental data therein (collectively, the "2003 Financial Statements") and an interim consolidated balance sheet as of September 30, 2004, and related consolidated statements of income and source and application of funds for the nine months then ended, reviewed by Origin's accountants (collectively, the "September Financial Statements"). The 2003 Financial Statements and September Financial Statements will be prepared in accordance with PRC GAAP reconciled to US GAAP or prepared in accordance with US GAAP throughout the periods indicated and fairly present the consolidated financial condition of Origin at their respective dates and the consolidated results of the operations of Origin for the periods covered thereby in accordance with PRC GAAP reconciled to US GAAP or in accordance with US GAAP. The 2003 Financial Statements and September Financial Statements are included in
Schedule 4.05 to this Agreement.

      SECTION 4.06 No Undisclosed Liabilities. No Origin Subsidiary has any liabilities, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on the September Financial Statements, and (b) those since September 30, 2004, incurred in the ordinary course of business and consistent with prior practice. The September Financial Statements and Schedule 4.06 together contain an accurate and complete list and description and all liabilities of the Origin Subsidiaries whether or not reflected or reserved against on the September Financial Statements which individually exceeds US $75,000 or, if related liabilities, exceed $75,000 (or the equivalent of US $75,000).

      SECTION  4.07  Real  Property.  The  September  Financial  Statements  and
Schedule 4.07 together contain an accurate and complete list and description of all real estate owned by each Origin Subsidiary as well as any other real estate that is in the possession of or leased by each Origin Subsidiary and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists and accurately describes any leases under which any such Real Property is possessed (the "Real Estate Leases"). No Origin Subsidiary is in default under any of the Real Estate Leases, and no Origin Subsidiary is aware of any default by any of the lessors thereunder.

      SECTION 4.08 Certain Personal Property. The September Financial Statements and Schedule 4.08 together contain an accurate and complete list and description of the material fixed assets of each Origin Subsidiary specifying the location of all material items of tangible personal property of each Origin Subsidiary that were included in its respective September Financial Statements.

      SECTION 4.09 Non-Real Estate Leases. The September Financial Statements and Schedule 4.09 together contain an accurate and complete list and description of all assets and property (other than Real Property and Real Estate Leases) that are used as of the date of this Agreement in the operation of the Business and that are possessed by any Origin Subsidiary under an existing lease. All of such leases are referred to herein as the "Non-Real Estate Leases." No

Origin Subsidiary is in default under any of the Non-Real Estate Leases, and no Origin Subsidiary is aware of any default by any of the lessors hereunder.

      SECTION 4.10 Accounts Receivable. The accounts receivable of each Origin Subsidiary reflected on the September Financial Statements and created after September 30, 2004, are bona fide accounts receivable, created in the ordinary course of business and subject to historical rates of uncollected liabilities, as reserved against on the Origin financial statements, are good and collectible within periods of time normally prevailing in the industry at the aggregate recorded amounts thereof.

      SECTION 4.11 Inventory. The inventory of each Origin Subsidiary consists of items of quality and quantity useable or saleable in the ordinary course of business at regular sales prices, subject to (a) changes in price levels as a result of economic and market conditions and (b) reserves reflected in the respective September Financial Statements for spoiled and discontinued items.
Schedule 4.11 sets forth an estimate of the inventory of each Origin Subsidiary as of the date of this Agreement, but it is understood that any material or intentional inaccuracy in the Schedule 4.11 estimates will not be a breach of this representation and warranty.

      SECTION 4.12 Contracts, Obligations and Commitments. Except as set forth in the September Financial Statements and on Schedule 4.12 together, other than the Real Estate Leases and the Non-Real Estate Leases, no Origin Subsidiary has any existing contract, obligation or commitment (written or oral) of any nature (other than obligations involving payments of less than $150,000 individually or $150,000 in the aggregate), including without limitation the following:

            (a)   Employment,   bonus,   severance  or  consulting   agreements,
retirement, stock bonus, stock option, or similar plans;

            (b) Loans or other agreements, notes, indentures or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the assets of Origin or such Origin Subsidiary or any agreement or instrument evidencing any guaranty by Origin or such Origin Subsidiary of payment or performance by any other Person;

            (c) Agreements of any kind relating to employment matters such as labor agreements or agreements providing for benefits under any plan;

            (d) Any contract or series of contracts with the same Person for the furnishing or purchase of equipment, goods or services, except for purchase and sales orders in the ordinary course of business;

            (e) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Origin Subsidiary is a party or by which it is bound;

            (f) Agreements which limit the freedom of any Origin Subsidiary to compete in any line of business or in any geographic area or with any Person;

            (g) Agreements providing for disposition of the assets, businesses or a direct or indirect ownership interest in Origin or any Origin Subsidiary;

            (h) Any contract, commitment or arrangement not made in the ordinary course of business of such Origin Subsidiary; or

            (i) Agreements with any Governmental Authority.

Except  as set  forth on  Schedule  4.12,  each  Contract  to which  any  Origin
Subsidiary is a party is a valid and binding obligation of such Origin Subsidiary and, to the best of the knowledge of each Origin Subsidiary and the Origin Stockholders, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any Contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof, provided, however, that no Origin Subsidiary will terminate any Contract after the date hereof without the prior written consent of CCAC, which consent shall not be unreasonably withheld or delayed), and no Origin Subsidiary has breached any material provision of, nor is in default in any material respect under the terms of any of the Contracts.

      SECTION 4.13 Licenses, Permits, Etc. Schedule 4.13 contains an accurate and complete list and description of all material Permits used in or necessary for the ownership and operation of the Business, and true, complete and accurate copies of all Permits previously have been delivered to CCAC. Each Origin Subsidiary possesses all Permits necessary, in all material respects, to own and operate its portion of the Business. All such Permits are in full force and effect and each Origin Subsidiary and the officers, directors and employees of such Origin Subsidiary have complied and each Origin Subsidiary will comply, and each Origin Subsidiary shall cause its respective officers, directors and employees to comply, in all material respects with all terms of such Permits and will take any and all actions necessary to ensure that all such Permits remain in full force and effect and that the terms of such Permits are not violated through the Closing Date. No Origin Subsidiary is in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by any Origin Subsidiary with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business.

      SECTION 4.14 Intellectual Property Rights.

            (a) Intellectual Property. Schedule 4.14(a) contains an accurate and complete list and description of all Intellectual Property used by each Origin Subsidiary in connection with the Business, specifying as to each (i) the nature of such right, (ii) the ownership thereof, (iii) the Governmental Authority that has issued or recorded a registration or certificate or similar document with respect thereto or with which an application for such a registration, certificate or similar document is pending and (iv) any applicable registration, certificate or application number. Each Origin Subsidiary has provided CCAC with complete and accurate copies of all registered Intellectual Property of such Origin Subsidiary relating to the Business.

            (b) Other Intellectual Property Rights. Schedule 4.14(b) includes an accurate and complete list and description of all material inventions and trade secrets that each Origin Subsidiary has formally documented and that are owned, used, controlled, authorized for use or held by, or licensed to, such Origin Subsidiary that relate to or are necessary to the Business, including as conducted at or prior to Closing or as proposed to be conducted by each Origin Subsidiary, together with a designation of the ownership thereof.

            (c) Software. Schedule 4.14(c) includes an accurate and complete list and description of all Software used by each Origin Subsidiary in connection with the Business, including as conducted at or prior to Closing or as proposed to be conducted by each Origin Subsidiary, together with a designation of ownership.

            (d) Out-Bound Licenses. Schedule 4.14(d) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which (i) any Person is authorized to use any Intellectual Property rights used in connection with the Business or (ii) any right of any Origin Subsidiary in, or such Origin Subsidiary's use of, any Intellectual Property right used in connection with the Business is otherwise materially affected.

            (e) In-Bound Licenses. Schedule 4.14(e) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which each Origin Subsidiary is authorized to use, or can be authorized to use (through, for example, the grant of a sublicense), any Intellectual Property owned by any other Person (including any rights enjoyed by any Origin Subsidiary by reason of its relationship with one of its affiliates) in connection with the Business.

            (f) Ownership. As of the date hereof, each Origin Subsidiary owns, and at the Closing Date, will own all right, title and interest in and to all Intellectual Property rights used in connection with the Business, and those Intellectual Property rights were developed and created solely by employees of such Origin Subsidiary acting within the scope of their employment or by third parties (all of which employees and third parties have validly and irrevocably assigned all of their rights therein to such Origin Subsidiary) and each Origin Subsidiary is duly and validly licensed to use all other Intellectual Property used in connection with the Business, free and clear of royalties (except as otherwise set forth in Schedule 4.14(g)). No Origin Subsidiary has assigned or transferred ownership of, agreed to so assign or transfer ownership of, or granted any exclusive license of or exclusive right to use, any Intellectual Property used in connection with the Business.

            (g) Royalties. Except for licenses listed and accurately and completely described on the September Financial Statements or Schedule 4.14(g) as royalty-bearing, there are (and will be upon Closing) no royalties, honoraria, fees, or other payments payable by any Origin Subsidiary to any Person by reason of the ownership, use, license, sale, or disposition of any Intellectual Property used in connection with the Business.

            (h) Infringement. The Intellectual Property used in connection with the Business by each Origin Subsidiary does not infringe or misappropriate any Intellectual Property rights of any Person under the laws of any jurisdiction. To the best of its knowledge, no notice, claim or other communication (in writing or otherwise) has been received from any Person: (A) asserting any ownership interest in any material Intellectual Property used in connection with the Business; (B) of any actual, alleged, possible or potential infringement, misappropriation or unauthorized use or disclosure of any Intellectual Property used in connection with the Business, defamation of any Person, or violation of any other right of any Person (including any right to privacy or publicity) by any Origin Subsidiary or relating to the Intellectual Property used in connection with the Business; or (C) suggesting or inviting any Origin Subsidiary to take a license or otherwise obtain the right to use any Intellectual Property in connection with the Business. To the best of its knowledge, no Person is infringing, misappropriating, using or disclosing in an unauthorized manner any Intellectual Property used in connection with the Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by such Origin Subsidiary.

            (i) Proceedings. Except as set forth on Schedule 4.14(i), there are no current or, to the best of its knowledge, threatened Proceedings (including but not limited to any interference, reexamination, cancellation, or opposition proceedings) arising out of a right or claimed right of any person before any Governmental Authority anywhere in the world related to any Intellectual Property used in connection with the Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by any Origin Subsidiary.

      SECTION 4.15 Title to and Condition of Assets.

            (a) Each Origin Subsidiary has good and marketable title to all the properties and assets owned by it. Except as set forth in the September Financial Statements and Schedule 4.15 together, none of such properties and assets is subject to any Lien, option to purchase or lease, easement, restriction, covenant, condition or imperfection of title or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

            (b) To the best of its knowledge, except as set forth in Schedule 4.15, all buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Real Property, including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein conform in all material respects to all applicable Laws of every Governmental Authority having jurisdiction over any of the Real Property, and every instrumentality or agency thereof. There are no unsatisfied requests for any repairs, restorations or improvements to the Real Property from any Person, including without limitation any Governmental Authority, except such requests of employees as have been denied in the exercise of prudent business and operational practices. There are no outstanding contracts made by any Origin Subsidiary for any improvements to the Real Property which have not been fully paid for. No person, other than each Origin Subsidiary, owns any equipment or other tangible assets or properties situated on the Real Property or necessary to the operation of the Business, except for leased items disclosed in Schedule
4.09 hereto.

            (c) To the best of its knowledge, the use and operation of the Real Property is in full compliance in all material respects with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property and, effective as of the Closing, each Origin Subsidiary shall have the right under all Laws to continue the use and operation of the Real Property in the conduct of the Business. No Origin Subsidiary has received any notice of any violation (or claimed violation) of or investigation regarding any Laws.

            (d) To the best its knowledge, none of the buildings, structures and other improvements located on the Real Property, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting or burdening such Real Property in any manner which would have an Origin Material Adverse Effect on the condition (financial or otherwise), assets, operations or results of operations of such Origin Subsidiary, nor does any building or structure of any third party encroach upon the Real Property or any easement or right of way benefiting the Real Property. To the best its knowledge, the Real Property and its continued use, occupancy and operation as used, occupied and operated in the conduct of the Business does not constitute a nonconforming use under any Law.

            (e) No Origin Subsidiary has received written notice of, or otherwise had knowledge of, any condemnation, fire, health, safety, building, environmental, hazardous substances, pollution control, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have an effect on the ownership, use and operation of any portion of the Real Property for its intended purpose or the value of any material portion of the Real Property, nor has any Origin Subsidiary received written notice of any special assessment proceedings affecting any of the Real Property.

            (f) To the best of its knowledge, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities to permit full compliance with the requirement of all Laws. To the best its knowledge, no fact or condition exists which could result in the termination or reduction of the current access from the Real Property to existing roads or to sewer or other utility services presently serving the Real Property.

            (g) All Permits, certificates, easements and rights of way, including proof of dedication, required from all governmental entities having jurisdiction over the Real Property for the use and operation of the Real Property in the conduct of the Business and to ensure vehicular and pedestrian ingress to and egress from the Real Property have been obtained.

            (h) No Origin Subsidiary has received written notice and has any knowledge of any pending or threatened condemnation proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

            (i) No portion of the Real Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

            (j) There are no encroachments or other facts or conditions affecting the Real Property that would be revealed by an accurate survey thereof which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as used, occupied and operated in the conduct of the Business.

      SECTION 4.16 Taxes, Tax Returns and Audits. Except as specifically set forth in the September Financial Statements or Schedule 4.16, (a) each Origin Subsidiary has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by such Origin Subsidiary with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (b) all Taxes that are due from or may be asserted against each Origin Subsidiary (including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of each Origin Subsidiary or are being contested in good faith by appropriate proceedings, (c) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (a) which might be determined adversely to any Origin Subsidiary and which could have an Origin Material adverse effect, (d) no Origin Subsidiary has given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes and (e) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of each Origin Subsidiary are in force as of the date hereof.
Schedule 4.16 sets forth all accurate and complete list of each taxing authority to which the Origin Subsidiaries are required or may be required to file notices, returns or payments, with a brief description of the tax or exemption applicable to the Origin Subsidiary.

      SECTION 4.17 Absence of Certain  Changes.  Except as set forth on Schedule
4.17 or agreed by CCAC in advance and incurred in ordinary business in compliance with past practice, no Origin Subsidiary has, since September 30, 2004:

            (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

            (b) borrowed or agreed to borrow any funds exceeding $200,000 (or other currency equivalent) except current bank borrowings not in excess of the amount thereof shown on the September Financial Statements;

            (c) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $200,000 (or other currency equivalent), except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

            (d) discharged or satisfied any encumbrance exceeding $200,000 (or other currency equivalent) other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the September Financial Statements and liabilities incurred since September 30, 2004 in the ordinary course of business and consistent with prior practice;

            (e) sold, transferred, leased to others or otherwise disposed of any assets exceeding $100,000 (or other currency equivalent), except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

            (f) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding $100,000 (or other currency equivalent) (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, an Origin Material Adverse Effect;

            (g) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have an Origin Material Adverse Effect;

            (h) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property or modified any existing rights with respect thereto;

            (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any shareholder of any Origin Subsidiary or any affiliate of any shareholder of any Origin Subsidiary, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any shareholder of any Origin Subsidiary or any affiliate of any shareholder of any Origin Subsidiary, whether on account of debt, management fees or otherwise;

            (j) suffered any other material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

            (k) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (j)).

      SECTION 4.18 Employee Plans; Labor Matters. The September Financial Statements and Schedule 4.18 together contain an accurate and complete list and description of all employee benefits, including without limitation pension, medical insurance, work related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits, which the Origin Subsidiaries are obligated to pay, including amounts and recipients of such payments. Except as disclosed in the September Financial Statements or Schedule 4.18, each Origin Subsidiary has complied with all applicable Laws relating to employment benefits, including, without limitation, pension, medical insurance, work-related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits. All contributions or payments required to be made by each Origin Subsidiary with respect to employee benefits have been made on or before their due dates. Except as disclosed in the September Financial Statements or Schedule 4.18, all such contributions and payments required to be made by any employees of any Origin Subsidiary with respect to the employee benefits have been fully deducted and paid to the relevant Governmental Authorities on or before their due dates, and no such deductions have been challenged or disallowed by any Governmental Authority or any employee of any Origin Subsidiary.

      SECTION 4.19 Compliance with Law. To the best of its knowledge, the Business has been conducted, and is now being conducted, by each Origin Subsidiary in compliance in all material respects with all applicable Laws. No Origin Subsidiary and no officers, directors and employees of any Origin Subsidiary (i) is, and during the past five years was, in violation of, or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the Business; and (ii) has received any notice from any Governmental Authority, and to the best of its knowledge, no Action is threatened which alleges that such Origin Subsidiary has violated, or not complied with, any of the above.

      SECTION 4.20 No Illegal or Improper Transactions. No Origin Subsidiary nor any other officer, director, employee, agent or affiliate of any Origin Subsidiary has offered, paid or agreed to pay to any Person or entity (including any governmental official) or solicited, received or agreed to receive from any such Person or entity, directly or indirectly, in any manner which is in violation of any applicable policy of such Origin Subsidiary, ordinance, regulation or law, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for such Origin Subsidiary, (ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty.

      SECTION 4.21 Related Transactions. Except as set forth in the September Financial Statements or Schedule 4.21, and except for compensation to employees for services rendered, no Origin Subsidiary and no other current or former director, officer, employee or shareholder or any associate (as defined in the rules promulgated under the Exchange Act) of any Origin Subsidiary is presently, or during the last three fiscal years has been, (a) a party to any transaction with any Origin Subsidiary (including, but not limited to, any Contract providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of any Origin Subsidiary nor does any such Person receive income from any source other than such Origin Subsidiary which relates to the business of, or should properly accrue to, such Origin Subsidiary.

      SECTION 4.22 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of each Origin Subsidiary are complete and correct in all material respects, and there have been no material transactions involving any Origin Subsidiary which are required to be set forth therein and which have not been so set forth.

      SECTION 4.23 Insurance.  The September  Financial  Statements and Schedule
4.23 together set forth a complete list and complete and accurate description of all insurance policies maintained by each Origin Subsidiary which are in force as of the date hereof and the amounts of coverage thereunder. During the past three years, no Origin Subsidiary has been refused insurance in connection with the Business, nor has any claim in excess of $10,000 been made in respect of any such agreements or policies, except as set forth in the September Financial Statements and Schedule 4.23 hereto. Such insurance is adequate to protect each Origin Subsidiary and its financial condition against the risks involved in the conduct of the Business.

      SECTION 4.24 Litigation. Except as set forth in Schedule 4.24, there are no Actions by any Governmental Authority or Person by or against any Origin Subsidiary, nor to the best of its knowledge, any threatened Action by any Governmental Authority or Person against any Origin Subsidiary. No Origin Subsidiary or any of their respective property is subject to any Action by an Governmental Authority or Person which would cause an Origin Material Adverse Effect.

      SECTION 4.25 Settled Litigation. Schedule 4.25 sets forth a description of all threatened, withdrawn, settled or litigated claims against the Origin Subsidiaries during the last three years.

      SECTION 4.26 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Origin Subsidiary or Origin Stockholder.

      SECTION 4.27 Disclosure. No representation or warranty by any Origin Subsidiary or Origin Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to CCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      SECTION   4.28   Survival   of   Representations   and   Warranties.   The
representations and warranties of each Origin Subsidiary set forth in this Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 shall survive without limitation as to time and the representations and warranties set forth in Section 4.16 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF CCAC

      CCAC represents and warrants to Origin, each Origin Subsidiary and each Origin Stockholder as follows:

      SECTION 5.01 Organization. CCAC is a corporation duly organized, validly existing and in good standing under the law of Delaware and Chardan Sub will be organized under the laws of the BVI, respectively.

      SECTION 5.02 Capitalization.

            (a) Capitalization.

                  (i) The authorized capital stock of CCAC includes 20,000,000 shares of common stock and 1,000,000 shares of preferred stock of which 4,906,000 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. There are 8,050,000 warrants outstanding to purchase up to 8,050,000 shares of common stock at a current exercise price of $5.00 per share (the number and price subject to adjustment), expiring March 22, 2009 and 350,000 warrants exercisable at $9.90 to purchase 350,000 shares of common stock and 700,000 underlying warrants, each exercisable for one share at $6.40 per underlying warrant. Except as set forth on Schedule 5.02(a), there are no other options, warrants or rights (other than as contemplated by this Agreement) to acquire any capital stock of CCAC.

                  (ii) The authorized capital stock of Chardan Sub will include 20,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 100 shares of common stock will be issued and outstanding solely to CCAC and no shares of preferred stock will be issued and outstanding. There will be no options, warrants or rights (other than as contemplated by this Agreement) to acquire any capital stock of Chardan Sub.

                  (iii) Upon the merger of CCAC with and into Chardan Sub, for the purpose of re-domestication into the BVI, (i) there will be issued 4,906,000 shares of common stock to the current shareholders of CCAC, and the existing 100 shares of Chardan Sub Stock issued and outstanding shares of Chardan Sub Stock will be extinguished as a contribution to capital and (ii) there will be assumed the obligation to issue up to 9,100,000 shares of common stock upon exercise of the currently outstanding CCAC warrants and options set forth herein and on Schedule 5.02(a).

                  (iv) Upon the acquisition of Origin as contemplated by this Agreement, there will be issued the shares of Chardan Sub Stock as set forth elsewhere in this Agreement.

            (b) Ownership. CCAC will be the registered and sole beneficial owner of all the currently issued and outstanding shares of Chardan Sub Stock, aggregating 100 shares.

            (c) Disputes. There are no disputes, arbitrations or litigation proceedings involving CCAC with respect to the common stock and outstanding warrants, options and other rights relating to the capital stock of CCAC.

            (d) Issuances. Except for the issuance of common stock, warrants and options as set forth in the SEC Reports of Chardan and the Registration Statement on Form SB-2, SEC Registration Statement No. 333-111970, there have not been any issuances of capital securities or options, warrants or rights to acquire the capital securities of CCAC.

            SECTION 5.03 Authority and Corporate Action; No Conflict.

      (a) CCAC has all necessary corporate power and authority to enter this Agreement and, subject to the requirement to obtain stockholder approval, to consummate the transactions contemplated hereby. Except for the actions required to redomesticate CCAC in the British Virgin Islands, all board of directors action necessary to be taken by CCAC to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements delivered in connection with this transaction has been duly and validly taken. This Agreement has been duly executed and delivered by CCAC and constitutes the valid, binding, and enforceable obligation of CCAC, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy and (iii) as enforceability may be limited by the absence of stockholder approval.

            (b) Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by CCAC nor (assuming receipt of stockholder approval) the consummation of the transactions contemplated hereby or thereby will (i) conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under,
(A) the Certificate of Incorporation or By-Laws of CCAC or (B) any law, statute, regulation, order, judgment or decree or any instrument contract or other agreement to which CCAC is a party or by which CCAC (or any of the properties or assets of CCAC) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of CCAC; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which CCAC is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to CCAC.

      SECTION 5.04 Consents and Approvals. Other than the requirement to obtain stockholder approval, satisfy the redomestication and merger requirements of Delaware and the British Virgin Islands or as set forth on Schedule 5.04, the execution and delivery of this Agreement and the Transaction Documents by CCAC does not, and the performance of this Agreement and the Transaction Documents by each will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents.

      SECTION 5.05 Valid Issuance of Chardan Sub Stock. At the Closing, the shares of Chardan Sub Stock to be issued to the Origin Stockholders hereunder will be duly and validly authorized and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will constitute legally binding obligations of Chardan Sub in accordance with their terms and will have been issued in compliance with all applicable federal and state securities laws.

      SECTION 5.06 Financial Statements.

            (a) The audited consolidated financial statements and the unaudited consolidated financial statements of CCAC included in CCAC's Annual Report on Form 10-KSB and its Quarterly Reports on Form 10-QSB that are referred to in Section 5.06 fairly present in conformity with GAAP applied on a consistent basis the financial position and assets and liabilities of CCAC as of the dates thereof and CCAC's results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statement, to normal, recurring year-end adjustments which were not or are not expected to be material in amount). The balance sheet of CCAC as of September 30, 2004 that is included in such financial statements is referred to herein as "CCAC's Balance Sheet."

            (b) Attached hereto as Schedule 5.06(b) is an unaudited, unreviewed balance sheet prepared by management of CCAC as of a date within seven days prior to the date of this Agreement of CCAC, prepared in accordance with GAAP, applied on a consistent basis with prior practice of CCAC.

      SECTION 5.07 SEC Reports.

            (a) CCAC has  delivered  to Origin or there have been  available  by public means (i) CCAC's Annual Report on Form 10-KSB for the period ended December 31, 2003, (ii) CCAC's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004 and June 30, 2004 and September 30,2004 (iii) CCAC's prospectus, dated March 16, 2004, relating to its initial public offering of securities, and (iv) all other reports filed by CCAC under the Exchange Act (all of such materials, together with any amendments thereto and documents incorporated by reference therein, are referred to herein as the "SEC Reports").

            (b) As of its filing date or, if applicable, its effective date, each SEC Report complied in all material respects with the requirements of the Laws applicable to CCAC for such SEC Report, including the Securities Act and the Exchange Act.

            (c) Each SEC Report as of its filing date and the prospectus referred to in clause (iii) of Section 5.07(a), as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. CCAC has filed all reports under the Exchange Act that were required to be filed as of the date hereof and will have filed all such reports required to have been filed through the Closing Date and has otherwise materially complied with all requirements of the Securities Act and the Exchange Act.

      SECTION 5.08 Trust Fund. As of the date hereof and at the Closing Date, CCAC has and will have no less than $20,527,500 invested in Government Securities in a trust account with JPMorgan Chase NY Bank, administered by Continental Stock Transfer & Trust Company, less such amounts, if any, as CCAC is required to pay to stockholders who elect to have their shares redeemed in accordance with the provisions of CCAC's Certificate of Incorporation.

      SECTION 5.09 No Undisclosed Liabilities. CCAC does not have any liabilities, debts or cash contingencies, pledges in any form, obligations, undertakings or arrangements, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on CCAC's Balance Sheet; and (b) those incurred since September 30, 2004 in the ordinary course of business and consistent with prior practice.

      SECTION 5.10 Absence of Certain  Changes.  Except as set forth on Schedule
5.10 or as contemplated by this Agreement and those incurred in ordinary business consistent with past practice, CCAC has not, since September 30, 2004:

            (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

            (b) been removed from trading on the OTC-BB because of a breach or violation of any applicable laws, or received notice by any security supervisory agencies warning or punishing CCAC due to a violation of exchange market rules or receive notice of termination or suspension in trading on the OTC-BB, except for suspensions for trading in normal situations.

            (c) borrowed or agreed to borrow any funds exceeding $200,000, except current bank borrowings not in excess of the amount thereof shown on the Balance Sheet;

            (d) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $200,000, except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

            (e) discharged or satisfied any encumbrance exceeding $200,000 other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the Balance Sheet and liabilities incurred since September 30, 2004 in the ordinary course of business and consistent with prior practice;

            (f) sold, transferred, leased to others or otherwise disposed of any assets exceeding $100,000, except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

            (g) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding $100,000 (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, an CCAC Material Adverse Effect;

            (h) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have an CCAC Material Adverse Effect;

            (i) suffered any other serious material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

            (j) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (i)).

      SECTION 5.11 Compliance with Law. The business of CCAC has been conducted, and is now being conducted, in compliance in all material respects with all applicable Laws. CCAC and its officers, directors and employees (i) are not, and during the periods of CCAC's existence were not, in violation of, or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the businesses of CCAC; and (ii) have not received any notice from any Governmental Authority, and to the best of the knowledge of CCAC none is threatened, alleging that CCAC has violated, or not complied with, any of the above.

      SECTION 5.12 Litigation. There are no actions, suits, arbitrations or other proceedings pending or, to the best of the knowledge of CCAC, threatened against CCAC at law or in equity before any Governmental Authority. Neither CCAC nor any of their property is subject to any order, judgment, injunction or decree that would have a material adverse effect on the business or financial condition of CCAC.

      SECTION 5.13 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of CCAC.

      SECTION 5.14 Survival of Representations and Warranties. The representations and warranties of CCAC set forth in this Agreement shall survive the Closing for a period of four years, except that the representations in
Section 5.02 shall survive without limitation as to time.

      SECTION 5.15 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of CCAC are complete and correct in all material respects, and there have been no material transactions involving CCAC which are required to be set forth therein and which have not been so set forth.

      SECTION 5.16 Disclosure. No representation or warranty by CCAC contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to Origin Stockholders or any Origin Subsidiaries pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE VI
                  COVENANTS OF ORIGIN, THE ORIGIN SUBSIDIARIES
                           AND THE ORIGIN STOCKHOLDERS

      SECTION 6.01 Conduct of the Business. Origin, each Origin Subsidiary and each Origin Stockholder covenants and agrees that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement or with the prior written consent of CCAC, they shall, and shall use their best efforts to cause Origin each Origin Subsidiary to:

            (a) conduct the Business only in the ordinary course and in a manner consistent with the current practice of the Business, except as required to reorganize for the purpose of satisfying Section 6.14 hereof, to preserve substantially intact the business organization of each Origin Subsidiary, to keep available the services of the current employees of each Origin Subsidiary, to preserve the current relationships of each Origin Subsidiary with customers and other persons with which each Origin Subsidiary has significant business relations and to comply with all Laws;

      (b) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the Origin Stock or Origin Subsidiary Stock, or enter into any discussions or negotiations with any other party to do so;

      (c) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of any Origin Subsidiary, other than consistent with past practices and in the ordinary course of business of each Origin Subsidiary or enter into any discussions or negotiations with any other party to do so;

      (d) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not issue any shares of capital stock of Origin or any Origin Subsidiary or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of Origin or any Origin Subsidiary or any options therefor or any securities convertible into or exchangeable for capital stock of Origin or any Origin Subsidiary or enter into any agreements in respect of the ownership or control of such capital stock;

      (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of Origin or any Origin Subsidiary or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of any Origin Subsidiary;

            (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of any Origin Subsidiary or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

            (g) not to amend the Memorandum and Articles of Association (or other organizational documents) of Origin or any Origin Subsidiary;

            (h) except as required to  reorganize  for the purpose of satisfying
Section 6.14, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

            (i) not to make any payments outside the ordinary course of business; and

            (j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      SECTION 6.02 Access to Information.

            (a) Between the date of this Agreement and the Closing Date, Origin, each Origin Subsidiary and each Origin Stockholder will (i) permit CCAC and its Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of Origin, each Origin Subsidiary and the Business; (ii) permit CCAC and its Representatives to make such inspections thereof as CCAC may reasonably request; and (iii) furnish CCAC and its Representatives with such financial and operating data (including without limitation the work papers of Origin's Accountants) and other information with respect to Origin and each Origin Subsidiary and the Business as CCAC may from time to time reasonably request.

            (b) Between the date of this Agreement and the Closing Date, CCAC shall be permitted to meet with and interview all employees of each Origin Subsidiary.

      SECTION 6.03 Insurance. Through the Closing Date, Origin and each Origin Stockholder shall cause Origin and each Origin Subsidiary to maintain insurance policies providing insurance coverage for the Business and the assets of Origin and each Origin Subsidiary of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

      SECTION 6.04 Protection of Confidential Information; Non-Competition.

            (a) Confidential Information. Each Origin Stockholder acknowledges that:

                  (i) As a result of their stock  ownership of and employment by the Origin Subsidiaries, they have obtained secret and confidential information concerning the Business, including, without limitation, financial information, trade secrets and "know-how," customers, and certain methodologies ("Confidential Information").

                  (ii) The Origin  Subsidiaries will suffer  substantial  damage which  will  be  difficult  to  compute  if  they  should  divulge  Confidential
Information   or  enter  a  business   competitive   with  that  of  the  Origin
Subsidiaries.

                  (iii) The provisions of this Section are reasonable and necessary for the protection of the Business.

            (b) Maintain Confidentiality. Each Origin Stockholder agrees to not at any time after the date hereof divulge to any person or entity any Confidential Information obtained or learned as a result of stock ownership of Origin or any Origin Subsidiary and employment by Origin or any Origin Subsidiary except (i) with the express written consent of CCAC on or before the Closing Date and of Chardan Sub's Board of Directors thereafter; (ii) to the extent that any such information is in the public domain other than as a result of a breach of any obligations hereunder; or (iii) where required to be disclosed by court order, subpoena or other government process. If any Origin Stockholder shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, it will promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, notify, by personal delivery or by electronic means, confirmed by mail, Origin or the relevant Origin Subsidiary and, at Origin or the relevant Origin Subsidiary's expense, shall: (i) take all reasonably necessary steps required by Origin or the relevant Origin Subsidiary to defend against the enforcement of such subpoena, court order or other government process, and (ii) permit Origin or the relevant Origin Subsidiary to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

            (c) Records. At the Closing, each Origin Stockholder will promptly deliver to Origin and each Origin Subsidiary all original memoranda, notes, records, reports, manuals, formula and other documents relating to the Business and all property associated therewith, which they then possess or have under their control; provided, however, that they shall be entitled to retain copies of such documents reasonably necessary to document their financial relationship with Origin and Origin Subsidiary.

            (d) Non-Compete. During the Non-Competition Period, no Origin Stockholder, without the prior written permission of Origin, shall, anywhere in the PRC, Hong Kong and Taiwan, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is a "Competitive Business" (as defined below); (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by Origin, any Origin Subsidiary or any other Origin Stockholder in the six-month period prior to the date that all relationships of such person terminates with Origin, any Origin Subsidiary or other Origin Stockholder; or (v) solicit, interfere with, or endeavor to entice away from Origin, any Origin Subsidiary or any Origin Stockholder, for the benefit of a Competitive Business, any of its customers or other persons with whom Origin, any Origin Subsidiary or any Origin Stockholder has a business relationship. However, nothing in this Agreement shall preclude them from investing their personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in their beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such Competitive Business.

            (e) Injunctive Relief. If any Origin Stockholder breaches, or threatens to breach, any of the provisions of Sections 6.04 (b), (c) or (d), Origin and each Origin Subsidiary shall have the right and remedy to have the provisions of this Section 6.04 specifically enforced by any Governmental Authority, it being acknowledged and agreed by each Origin Stockholder that any such breach or threatened breach will cause irreparable injury to Origin and the Origin Subsidiaries and that money damages will not provide an adequate remedy.

            (f)  Modification  of Scope.  If any provision of Sections 6.04 (b),
(c) or (d) is held to be unenforceable because of the scope, duration or area of its applicability, the Governmental Authority making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

            (g) Competitive Business. As used in this Agreement,

                  (i) "Competitive Business" means any business which operates in any aspect of the Business; and

                  (ii) "Non-Competition Period" means the period beginning on the Closing Date and ending on the later of five years from the Closing Date or two years after the date all relationships between an Origin Stockholder and Origin or an Origin Subsidiary have been terminated, including relationships as a consultant or employee.

      SECTION 6.05 Post-Closing Assurances. Origin and each Origin Subsidiary from time to time after the Closing, at CCAC's request, will take such other actions and execute and deliver such other documents, certifications and further assurances as CCAC may reasonably require in order to manage and operate Origin and the Origin Subsidiaries and the Business, including but not limited to executing such certificates as may be reasonably requested by CCAC's Accountants in connection with any audit of the financial statements of Origin and any Origin Subsidiary for any period through the Closing Date.

      SECTION 6.06 No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, neither any Origin Stockholder nor Origin nor any Origin Subsidiary shall (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward, or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of Origin, any Origin Subsidiary or of any part of their respective assets or the Business (in whole or in part), nor shall any Origin Stockholder or Origin Subsidiary provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Origin, each Origin Stockholder and each Origin Subsidiary shall immediately notify CCAC of any such inquiries or proposals or requests for information for such purpose.

      SECTION 6.07 No Securities Transactions. No Origin Stockholder nor any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of CCAC prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Each Origin Subsidiary shall use its best efforts to require each of its officers, directors, employees, agents and Representatives to comply with the foregoing requirement.

      SECTION 6.08 Fulfillment of Conditions. Each Origin Stockholder and each Origin Subsidiary shall use their best efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their best efforts to conduct the Business in such manner that on the Closing Date the representations and warranties of Origin, each Origin Subsidiary and each Origin Stockholder contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

      SECTION 6.09 Disclosure of Certain Matters. From the date hereof through the Closing Date, Origin, each Origin Subsidiary and each Origin Stockholder shall give CCAC prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of Origin, each Origin Subsidiary and each Origin Stockholder contained herein to be inaccurate or otherwise misleading, (c) gives Origin, each Origin Subsidiary and each Origin Stockholder any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of any Origin Subsidiary or (e) would require any amendment or supplement to the Proxy Statement.

      SECTION 6.10 Regulatory and Other Authorizations; Notices and Consents.

            (a) Origin, each Origin Subsidiary and each Origin Stockholder shall use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with CCAC in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            (b) Origin, each Origin Subsidiary and each Origin Stockholder shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as CCAC may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

            (c) CCAC shall cooperate and use all reasonable efforts to assist Origin, each Origin Subsidiary and each Origin Stockholder in giving such notices and obtaining such consents and estoppel certificates; provided, however, that CCAC shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which CCAC in its sole discretion may deem adverse to the interests of CCAC, the Origin Subsidiaries or the Business.

      SECTION 6.11 Use of Intellectual Property. Each Origin Stockholder acknowledges that from and after the Closing, all the Intellectual Property of any kind related to or used in connection with the Business shall be owned by Origin or an Origin Subsidiary, that no Origin Stockholder nor any of their affiliates shall have any rights in the Intellectual Property and that no Origin Stockholder nor any of their affiliates will contest the ownership or validity of any rights of Chardan Sub, Origin or any Origin Subsidiary in or to the Intellectual Property.

      SECTION 6.12 Related Tax. Each Origin Stockholder covenants and agrees to pay any tax and duties assessed on the part of such Origin Stockholder in connection with, or as a result of the issuance of the Chardan Sub Stock and other consideration received pursuant to this Agreement required by any Governmental Authority.

      SECTION 6.13 Origin Acquisition. Origin, each Origin Subsidiary and each Origin Stockholder shall do all things necessary in order to effectuate and consummate the Origin Acquisition.

      SECTION 6.14 Origin Merger Reorganization. Prior to the Closing, Origin and the Origin Subsidiaries will be prepared to be reorganized such that at the Closing there will be a parent holding corporation formed under British Virgin Islands law with the wholly and beneficially owned or controlled companies as set forth on Schedule A.

      SECTION 6.15 Origin Proxy Information. As a condition to CCAC calling and holding the Stockholder Meeting (as hereinafter defined), Origin, the Origin Subsidiaries and the Origin Stockholders will furnish to CCAC such information as is reasonably required by CCAC for the preparation of the Proxy Statement (as hereinafter defined) in accordance with the requirements of the Commission (as hereinafter defined), including full and accurate descriptions of the Business, material agreements affecting the Business, Origin and the Origin Subsidiaries and the reorganization of Origin and the Origin Subsidiaries, the Origin Stockholders and the audited consolidated financial statements of Origin and the Origin Subsidiaries for each of the three years ended December 31, 2003, which financial statements will include a balance sheet, statement of operations and statement of cash flows, prepared in accordance with either PRC GAAP reconciled to US GAAP or entirely in US GAAP, together with footnotes and interim consolidated quarterly financial statements for the quarter ended September 30, 2004, as required by the rules and regulations of the Commission for combination proxy statement disclosure (collectively, "Origin Proxy Information"). The Origin Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Origin Proxy Information not misleading.

      SECTION 6.16 Interim Financial Information. From the date of this Agreement until the Closing, Origin and the Origin Subsidiaries shall provide to CCAC a copy of (i) the monthly internal management report of financial information concerning Origin and the Origin Subsidiaries on an individual and consolidated basis, and (ii) a monthly pro forma balance sheet and income statement on an individual and consolidated basis for Origin and the Origin Subsidiaries. The above interim financial information shall be delivered to CCAC within twenty-five (25) days after each monthly anniversary of the date of this Agreement. Origin and the

Origin Subsidiaries will prepare the above financial information in good faith in accordance with PRC GAAP.

                                  ARTICLE VII
                                COVENANTS OF CCAC

      SECTION 7.01 Conduct of the Business. CCAC covenants and agrees that, from the date hereof through the Closing Date, except (i) in the context of an unsolicited, bona fide written proposal for a superior transaction or consummation of a superior transaction, (ii) as otherwise set forth in this Agreement or (iii) with the prior written consent of Origin, it shall:

            (a) conduct its business only in the ordinary course and in a manner consistent with the current practice of their business, except as required to reorganize for the purpose of redomestication, to preserve substantially intact the business organization of each CCAC and Chardan Sub (when established), to preserve the current relationships of CCAC and Chardan Sub with customers and other persons with which they have has significant business relations and to comply with all Laws;

            (b) except as required to reorganize for the purpose of redomestication, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the capital securities of CCAC or Chardan Sub (when established);

            (c) except as required to reorganize for the purpose of redomestication, not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of CCAC and Chardan Sub (when established), other than consistent with past practices and in the ordinary course of business of CCAC and Chardan Sub (when established);

            (d) except as required to reorganize for the purpose of redomestication, not issue any shares of capital stock of CCAC and Chardan Sub (when established) or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of CCAC and Chardan Sub (when established) or any options therefor or any securities convertible into or exchangeable for capital stock of CCAC and

Chardan Sub (when established) or enter into any agreements in respect of the ownership or control of such capital stock;

            (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of CCAC and Chardan Sub (when established) or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of CCAC and Chardan Sub (when established);

            (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of CCAC and Chardan Sub (when established) or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

            (g) except as required to reorganize for the purpose of redomestication, not to amend the Certificate of Incorporation or By-laws or Memorandum and Articles of Association (or other organizational documents) of CCAC and Chardan Sub (when established);

            (h)  except  as   required   to   reorganize   for  the  purpose  of
redomestication, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

            (i) not to make any payments outside the ordinary course of business; and

            (j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      SECTION 7.02 Stockholder Meeting. CCAC shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement as required by CCAC's certificate of incorporation. The directors of CCAC shall recommend to its stockholders that they vote in favor of the adoption of such matter. In connection with such meeting, CCAC (a) will file with the Securities and Exchange Commission ("Commission") as promptly as practicable a proxy statement meeting the requirements of the Exchange Act ("Proxy Statement") and all other proxy materials for such meeting, (b) upon receipt of approval from the Commission, will mail to its stockholders the Proxy Statement and other proxy materials, (c) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, and (d) will otherwise comply with all legal requirements applicable to such meeting. As a condition to the filing and distribution to the CCAC stockholders of the Proxy Statement, CCAC will have received the Origin Proxy Information.

      SECTION 7.03 Fulfillment of Conditions. From the date hereof to the Closing Date, CCAC shall use its best efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of CCAC in such manner that on the Closing Date the representations and warranties of CCAC contained herein shall be accurate as though then made).

      SECTION 7.04 Disclosure of Certain Matters. From the date hereof through the Closing Date, CCAC shall give Origin, the Origin Subsidiaries and the Origin Stockholders prompt written notice of any event or development that occurs that
(a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of CCAC contained herein to be inaccurate or otherwise misleading, (c) gives CCAC any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of CCAC, or (e) would require any amendment or supplement to the Proxy Statement.

      SECTION 7.05 Chardan Sub Incorporation. CCAC will cause Chardan Sub to be incorporated and duly organized, to adopt the Plan of Merger, to effectuate the Chardan Merger, to issue the Chardan Sub Stock and to do all other things as are necessary for it to do as a constituent corporation to the Chardan Merger. The Board of Directors of Chardan Sub following the Closing shall consist of seven directors, five of whom shall be appointed by the Origin Stockholders and two of whom shall be appointed by CCAC.

      SECTION 7.06 Post-Closing Assurances. CCAC and Chardan Sub from time to time after the Closing, at Origin or Origin Stockholders' request, will take such other actions and execute and deliver such other documents, certifications and further assurances as Origin or Origin Stockholders may reasonably require in order to manage and operate CCAC and Chardan Sub and the Business, including but not limited to executing such certificates as may be reasonably requested by Origin or Origin Stockholders' Accountants in connection with any audit of the financial statements of CCAC and Chardan Sub for any period through the Closing Date.

      SECTION 7.07 Regulatory and Other Authorizations; Notices and Consents.

            (a) CCAC and Chardan Sub (when established) shall use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with Origin, Origin Subsidiary or Origin Stockholders in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            (b) CCAC and Chardan Sub (when established) shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as Origin, Origin Subsidiary or Origin Stockholders may in their reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

      SECTION 7.08 Books and Records.

            (a) On and after the Closing Date, CCAC will cause Chardan Sub (when established) to permit the Origin Stockholders and their Representatives, during normal business hours, to have access to and to examine and make copies of all books and records of the Origin Subsidiaries which are delivered to CCAC pursuant to this Agreement and which relate to the

Business or the Origin Subsidiaries or to events occurring prior to the Closing Date or to transactions or events occurring subsequent to the Closing Date which arise out of transactions or events occurring prior to the Closing Date to the extent reasonably necessary to the Origin Stockholders in connection with preparation of any Tax returns, Tax audits, government or regulatory investigations, lawsuits or any other matter in which the Origin Stockholders are a party to the proceeding or in which they have a reasonable business interest.

            (b) CCAC will cause Chardan Sub to preserve and keep all books and records with respect to the Origin Subsidiaries and the Business for a period of at least seven years from the Closing Date. After such seven year period, before Chardan Sub (when established) shall dispose of any such books and records, at least 90 days' prior written notice to such effect shall be given by Chardan Sub to the Origin Stockholders and the Origin Stockholders shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books or records as they may select.

                                  ARTICLE VIII
                       ADDITIONAL COVENANTS OF THE PARTIES

      SECTION 8.01 Other Information. If in order to properly prepare documents required to be filed with any Governmental Authority or financial statements of the Origin Subsidiaries, it is necessary that either Party be furnished with additional information relating to such Origin Subsidiaries or the Business, and such information is in the possession of the other Party, such Party agrees to use its best efforts to furnish such information in a timely manner to such other Party, at the cost and expense of the Party being furnished such information.

      SECTION 8.02 Mail Received After Closing.

            (a) If Chardan Sub or any Origin Subsidiary receives after the Closing any mail or other communications addressed to any Origin Stockholder, Chardan Sub may open such mail or other communications and deal with the contents thereof in its discretion to the extent that such mail or other communications and the contents thereof relate to the Origin Subsidiaries. Chardan Sub will deliver promptly or cause to be delivered to the Origin
Stockholders all other mail addressed to them and the contents thereof which does not relate to the Origin Subsidiaries or the Business.

            (b) If any Origin Stockholder receives after the Closing Date mail or other communications addressed to them which relate to Origin or the Origin Subsidiaries, they shall promptly deliver or cause to be delivered all such mail and the contents thereof to Chardan Sub and Origin.

      SECTION 8.03 Further Action. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      SECTION 8.04 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Section 8.02(a), the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

      SECTION 8.05 Execution of Agreements. On or before the Closing Date, CCAC, Origin, each Origin Subsidiary and each Origin Stockholder shall execute and deliver each Transaction Document which it is a party to.

      SECTION 8.06 Confidentiality. Origin, each Origin Subsidiary and each Origin Stockholder, on the one hand, and CCAC and, on and after the Closing Date, Chardan Sub, on the other hand, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other Party furnished it by such other Party or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

      SECTION 8.07 Public Announcements. From the date of this Agreement until Closing or termination, CCAC, Origin, each Origin Subsidiary and each Origin Stockholder shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of CCAC (in the case of Origin, each Origin Subsidiary and each Origin Stockholder) or Origin (in the case of CCAC), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

      SECTION 8.08 Board of CCAC - Chardan Sub.

            (a) The board of directors of CCAC or Chardan Sub after the Closing (whichever is the public company) will consist of 9 persons. The Proxy Statement will present the following persons as nominees for election as directors for a period of one year after the Closing, or until their successor is elected and take office: Kerry Propper, one additional member of the CCAC team, and 5 members from Origin. In addition, the membership of the board of directors will comply with the requirements in Article X hereof for the existence of the Independent Committee.

            (b) For a period of three years after the Closing, each non-employee director of CCAC or Chardan Sub after the Closing will receive options to purchase shares of common stock issued on his election, exercisable at the market price of the common stock on the date of issuance, vesting immediately and exercisable for five years in such number as to be determined in good faith negotiations between CCAC and Origin prior to the Closing. The options will be issued under a stock option plan approved by the board of directors and stockholder and the underlying common stock will be registered for issuance upon exercise. The non-employee directors will be reimbursed their expenses and paid such amount as to be determined in good faith negotiations between CCAC and Origin prior to the Closing for attendance at each meeting of the board and committee on which they serve.

      SECTION 8.09 Nominations of Directors. Origin, the Origin Stockholders, CCAC and Chardan Sub (after the Closing) agree that for a period of three years after the Closing, they and any persons over which they have influence, shall use their best efforts to nominate Kerry Propper and one additional person for election as directors of CCAC and Chardan Sub after the Closing, subject to any obligations imposed by law, rule or regulation on any nominating committee.

      SECTION 8.10 CCAC or Chardan Sub. After the Closing, CCAC or Chardan Sub shall be responsible for payment of the $1,000,000 capital contribution for Beijing Origin State Harvest Biotechnology Limited, and to the extent such capital is paid by Dr. Han to take such action as to fully reimburse him for any advances of the capital contribution.

                                   ARTICLE IX
                             CONDITIONS TO CLOSING

      SECTION 9.01 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions.

            (a) Approval by CCAC's Stockholders. This Agreement and the transactions contemplated hereby shall have been approved by a majority-in-interest of the common stockholders of CCAC in accordance with CCAC's certificate of incorporation and the aggregate number of shares of CCAC's Common Stock held by stockholders of CCAC (other than the Initial Stockholders) who exercise their right to convert the shares of common stock of CCAC owned by them into cash in accordance with CCAC's certificate of incorporation shall not constitute 20% or more of the number of shares of CCAC's Common Stock outstanding as of the date of this Agreement and owned by Persons other than the Initial Stockholders.

            (b) Litigation. No order, stay, judgment or decree shall have been issued by any Governmental Authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated hereby or instrumental to the consummation of the transactions contemplated hereby, and no action or proceeding by any governmental authority shall be pending or threatened (including by suggestion through investigation) by any person, firm, corporation, entity or Governmental Authority, which questions, or seeks to enjoin, modify, amend or prohibit (a) the reorganization of Origin and Origin Subsidiaries, (b) the ownership of Origin and the Origin Subsidiaries, (c) the purchase and sale and issuance of the Chardan Sub Stock, (d) the Plan of Merger,
(e) the Chardan Merger, (f) the Stockholders Meeting and use of the Proxy Statement by CCAC, or (g) the conduct or ownership (direct or indirect or beneficial) in any material respect the Business as a whole or any material portion of the Business conducted or to be conducted by an Origin Subsidiary or Origin Stockholder.

            (c) Transaction Documents. Each of the Transaction Documents shall have been executed and delivered to each Party.

      SECTION 9.02 Conditions to Obligations of Origin, the Origin Subsidiaries and the Origin Stockholders. The obligations of Origin, each Origin Subsidiary and each Origin Stockholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a)  Deliveries.  Chardan Sub shall have  delivered  the Chardan Sub
Stock and made the payments specified in Section 2.02 and the Origin Stockholders shall have received confirmations of the payment of the cash portion thereof and such other documents, certificates and instruments as may be reasonably requested by Origin, the Origin Subsidiaries and Origin Stockholders.

            (b) Representations and Warranties; Covenants. Without supplementation after the date of this Agreement, the representations and warranties of CCAC contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be materially complied with by CCAC on or before the Closing shall have been materially complied with, and CCAC shall have delivered a certificate signed by a duly authorized officer thereof to such effect.

            (c) Legal Opinion. Origin, the Origin Subsidiaries and the Origin Stockholders shall have received from Graubard Miller, counsel to CCAC, a legal opinion addressed to Origin, the Origin Subsidiaries and the Origin Stockholders and dated the Closing Date.

            (d) Chardan Sub. The Chardan Sub will be an existing company under the laws of the British Virgin Islands with the name Origin Agritech Limited.

            (e) Consents. CCAC and Chardan Sub shall have obtained and delivered to Origin, the Origin Subsidiaries and the Origin Stockholders consents of all third parties, as appropriately required for the consummation of the transactions contemplated by this Agreement.

            (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by CCAC at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects.

            (g) No Adverse Changes. At the Closing, there shall have been no material adverse change in the assets, liabilities or financial condition of CCAC and Chardan Sub from that shown in the CCAC Balance Sheet and related statements of income. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of Origin, would have had a material adverse effect on the operations, financial condition or prospects of CCAC and Chardan Sub.

            (h) Supplemental Disclosure. If CCAC or Chardan Sub shall have supplemented or amended any schedule pursuant to their obligations set forth in
Section 8.04 in any material respect, Origin, the Origin Subsidiaries and the Origin Stockholders shall give notice to CCAC that as a result of information provided to Origin, the Origin Subsidiaries and the Origin Stockholders in connection with any or all of such amendments or supplements, Origin, the Origin Subsidiaries and the Origin Stockholders have determined not to proceed with the consummation of the transactions contemplated hereby.

            (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by CCAC and Chardan Sub in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by CCAC and Chardan Sub, as appropriate, as of the Closing, shall have been delivered to Origin, the Origin Subsidiaries and the Origin Stockholders.

            (j) Employment and Option Agreements. Origin will have entered into, effective as of the Closing, the employment agreements provided for in Section 9.03(k) of this Agreement.

            (k) Trustee Notice. CCAC (or Chardan Sub), simultaneously with the Closing, will deliver to the trustee of the trust account of CCAC (or Chardan
Sub) instructions to disburse the funds therein to Origin or its designees and to CCAC.

            (l) Resignations. Effective as of the Closing, the directors of CCAC who are not continuing directors and the officers of CCAC (or as the case may be, Chardan Sub) will have resigned and that they have no claim for employment compensation in any form from CCAC.

      SECTION 9.03 Conditions to Obligations of CCAC. The obligations of CCAC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Deliveries. The Origin Stockholders shall have delivered the Origin Stock and the Stock Consignment and Technology Service Agreements listed below and confirmations of receipt of payments specified in Section 2.02, and Chardan Sub shall have received the same and such other documents, certificates and instruments as may be reasonably requested by CCAC and the Chardan Sub;

                  (i) The table below lists the parties to the stock consignment agreement and the ratio of the stock consigned under the agreements.

                Parties to the Agreement                               Ratio of Stock
--------------------------------------------------------                 Consigned
     Party A                          Party B                       under the Agreement
     -------                          -------                       -------------------
Mr. Han Gengchen           State Harvest Holding Limited      34.4% of Beijing Origin shares

Mr. Yang Yasheng           State Harvest Holding Limited     28.675% of Beijing Origin shares

Mr. Yuan Liang             State Harvest Holding Limited      25.8% of Beijing Origin shares

Ms. Zhao Yuping            State Harvest Holding Limited     3.995% of Beijing Origin shares

Mr. Zhang Weidong          State Harvest Holding Limited      3.13% of Beijing Origin shares

Mr. Chen Weicheng          State Harvest Holding Limited      1.96% of Beijing Origin shares

Beijing Origin             State Harvest Holding Limited       99% of Beijing Origin shares

Mr. Han Gengchen           State Harvest Holding Limited       1% of Beijing Origin shares

Beijing Origin             State Harvest Holding Limited       90% of Beijing Origin shares

Ms. Zhang Yingli           State Harvest Holding Limited      4.1% of Beijing Origin shares

Mr. Yang Yasheng           State Harvest Holding Limited      3.86% of Beijing Origin shares

                  (ii) The table below lists the parties to the technology service agreement.

                                          Parties to the Agreement
-------------------------------------------------------------------------------------------------------------
                     Party A                                                    Party B
                     -------                                                    -------
           Beijing Origin Seed Limited                     Beijing Origin State Harvest Biotechnology Limited

 Henan Origin Cotton Technology Development Limited        Beijing Origin State Harvest Biotechnology Limited

Changchun Origin Seed Technology Development Limited       Beijing Origin State Harvest Biotechnology Limited

            (b) Representations and Warranties; Covenants. Without supplementation after the date of this Agreement, the representations and warranties of Origin, each Origin Subsidiary and each Origin Stockholder contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be materially complied with by Origin, each Origin Subsidiary and each Origin Stockholder on or before the Closing shall have been materially complied with, and CCAC shall have received a certificate of Origin, each Origin Subsidiary and each Origin Stockholder to such effect;

            (c) Legal Opinion. CCAC shall have received from Origin's assigned counsel, the Origin Subsidiaries and the Origin Stockholders, a legal opinion addressed to CCAC, dated the Closing Date;

            (d) Consents. Origin, each Origin Subsidiary and each Origin Stockholder shall have obtained and delivered to CCAC consents of all third parties required by the Contracts and Permits set forth in Schedule 9.03(e);

            (e) Regulatory Approvals. Any Governmental Authority whose approval or consent is required each shall have unconditionally approved of the transactions contemplated by this Agreement and CCAC shall have received written confirmation thereof;

            (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Origin, each Origin Subsidiary and each Origin Stockholder at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects;

            (g) No Adverse Change. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or prospects of Origin, the Origin Subsidiaries or Business from that shown or reflected in the September Financial Statements and as described in the Proxy Statement. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of CCAC, would have an Origin Material Adverse Effect;

            (h) Supplemental Disclosure. If Origin, any Origin Subsidiary or any Origin Stockholder shall have supplemented or amended any Schedule pursuant to their obligations set forth in Section 8.04 in any material respect, CCAC shall notice Origin that, as a result of information provided to CCAC in connection with any or all of such amendments or supplements, CCAC has determined not to proceed with the consummation of the transactions contemplated hereby; and

            (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by Origin, each Origin Subsidiary and each Origin Stockholder in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by Origin, each Origin Subsidiary and each Origin Stockholder, as appropriate, as of the Closing, shall have been delivered to CCAC.

            (j) Origin Proxy Information. The Origin Proxy Information, at the time of distribution of the Proxy Statement and at Closing, will accurately reflect the Business, Origin, the Origin Subsidiaries, and the Origin Stockholders, and the Origin Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Origin Proxy Information not misleading.

            (k)  Employment  Agreements  and  Option  Agreements.  Each  of  Han
Gengchen, Yuan Liang, Yang Yasheng, and any other "key " employees designated by Dr. Han will enter into employment agreements in form of Schedules I, J and K with Origin. These agreements generally are to provide employment terms of three years, at current compensation levels and include Intellectual Property assignment and non-competition provisions for not less than two years after termination of employment.

            (l) Minimum Assets. At the Closing, Origin and the Origin Subsidiaries will certify to CCAC that on a consolidated basis, immediately prior to closing, Origin will have not less than US $10,000,000 in cash assets and will only have short- and long-term debt arising in the ordinary course. In addition, Origin will certify that the fair market value of the consolidated Origin entities represents at least 80% of CCAC's net assets at the date of Closing.

            (m) Voting Agreements. Each of Gengchen Han, Yasheng Yang and Leong Yuen, recipients of Chardan Sub Stock, will have entered into voting agreements with Chardan Sub, to be delivered at the Closing, that provide that they will vote all the shares of Chardan Sub Stock over which they have direct or beneficial ownership and right to vote in favor of Kerry


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

Propper and one other designee as director of CCAC or Chardan Sub after the Closing, for a period of three years after the Closing.

                                   ARTICLE X
                                 INDEMNIFICATION

      SECTION 10.01 Indemnification by Origin Stockholders. Subject to the limitations set forth in Section 10.04, each of the Origin Stockholders shall indemnify and hold harmless CCAC (or Chardan Sub after the Closing) from and against, and shall reimburse CCAC (or Chardan Sub after the Closing) for, any Damages which may be sustained, suffered or incurred by them, whether as a result of any Third Party Claim or otherwise, and which arise from or in connection with or are attributable to the breach of any of the representations or warranties or covenants of Origin, the Origin Subsidiaries or the Origin Stockholders contained in this Agreement. Indemnification pursuant to this
Section 10.01 shall be the sole remedy of CCAC (or Chardan Sub after the Closing) with respect to any breach of the representations and warranties or covenants of Origin, any Origin Subsidiary or any Origin Stockholder contained in this Agreement. This indemnity shall survive the Closing for a period of four years after the Closing Date with respect to Claims arising under the foregoing clause (i) other than Claims arising as a result of a breach of the representations and warranties in Sections 3.01, 3.02, 3.03, 4.01, 4.02, 4.03,
4.14 and 4.15, as to which it shall survive  without  limitation as to time, and
(ii) Claims arising as a result of a breach of the representations and warranties in Sections 3.06, 4.16, 4.18 and 4.20, as to which it shall survive for a period of six months after the expiration of the statute of limitations. Each Origin Stockholder shall give prompt written notice to CCAC (or Chardan Sub after the Closing) of any Third Party Claims or other facts and circumstances known to them which may entitle CCAC (or Chardan Sub after the Closing) to indemnification under this Section 10.01.

      SECTION 10.02 Indemnification by CCAC. Subject to the limitations set forth in Section 10.04, CCAC (and Chardan Sub after the Closing) shall indemnify and hold harmless each Origin Stockholder from and against, and shall reimburse each Origin Stockholder for, any Damages which may be sustained, suffered or incurred by such Origin Stockholder, whether as a result of Third Party Claims or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of CCAC's representations or warranties or covenants contained in this Agreement. The indemnity in the foregoing clause (a) shall survive the Closing


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

for a period of four years after the Closing Date. CCAC (or Chardan Sub after the Closing) shall give each Origin Stockholder prompt written notice of any Third Party Claims or other facts and circumstances known to it which may entitle them to indemnification under this Section 10.02.

      SECTION 10.03 Notice, Etc. A Party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to Third Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement unless the Party entitled to receive such indemnification payment ("Indemnified Party") gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the Claim is a Third Party Claim. With respect to Third Party Claims, an Indemnified Party (i) shall give the Indemnifying Party prompt notice of any Third Party Claim, (ii) prior to taking any action with respect to such Third Party Claim, shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Third Party Claim, (iii) shall not consent to any settlement or compromise of the Third Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and (iv) shall permit the Indemnifying Party, if it so elects, to assume the exclusive defense of such Third Party Claim (including, except as provided in the penultimate sentence of this Section, the compromise or settlement thereof) at its own cost and expense. If the Indemnifying Party shall elect to assume the exclusive defense of any Third Party Claim pursuant to this Agreement, it shall notify the Indemnified Party in writing of such election, and the Indemnifying Party shall not be liable hereunder for any fees or expenses of the Indemnified Party's counsel relating to such Third Party Claim after the date of delivery to the Indemnified Party of such notice of election. The Indemnifying Party will not compromise or settle any such Third Party Claim without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if the relief provided is other than monetary damages or such relief would have a material adverse effect on the Indemnified Party. Notwithstanding the foregoing, if the Indemnifying Party elects to assume the defense with respect to any Third Party Claim, the Indemnifying Party shall have the right to compromise or settle for solely monetary damages such Third Party Claim, provided such settlement will not result in or have a material adverse effect on the Indemnified Party. Notwithstanding the foregoing, the Party which defends any Third Party Claim shall, to the extent required by any insurance policies of the Indemnified Party, share or give control thereof to any insurer with respect to such Claim.

      SECTION 10.04 Limitations.

            (a) No Origin Stockholder or Origin Stockholders shall be required to indemnify CCAC under Section 10.01 unless the aggregate of all amounts for which indemnity would otherwise be due against them exceeds $50,000, but then the Origin Stockholders will be liable for the full amount of Damages.

            (b) CCAC (or Chardan Sub after Closing) shall not be required to indemnify any Origin Stockholder under Section 10.02 unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $50,000, but then CCAC (or Chardan Sub after Closing) will be liable for the full amount of Damages.

            (c) If a Third Party Claim subject to indemnification by any Origin Stockholder is brought against Origin or any Origin Subsidiary and Origin and/or the Origin Subsidiary prevails in the defense thereof, such Origin Stockholder shall not be required to indemnify such Origin Subsidiary or CCAC (or Chardan Sub after Closing) with respect to the costs of such defense, including attorneys' fees.

      SECTION 10.05 Adjustment to Purchase Price; Setoff.

            (a) Purchase Price. Any indemnification payments made pursuant to Sections 10.01 and 10.02 shall be deemed to be an adjustment to the Purchase Price. To the extent that any Origin Stockholder is obligated to indemnify CCAC or the Chardan Sub after Closing under the provisions of the Article X for Damages reduced to a monetary amount, CCAC or Chardan Sub after Closing shall have the right to adjust any amount due and owing or to be due and owing under any agreement with the Origin Stockholder, whether under this Agreement or any other agreement between the Origin Stockholder and any of CCAC's or Chardan Sub's affiliates, subsidiaries or controlled persons or entities. To the extent that CCAC or Chardan Sub is obligated to indemnify Origin or any Origin Stockholders after Closing under the provisions of this Article X for Damages reduced to a monetary amount, Origin or any Origin Stockholders after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with CCAC or Chardan Sub, whether under this Agreement or any other agreement between the Origin or Origin Stockholder and any of CCAC's or Chardan Sub's affiliates, subsidiaries or controlled persons or entities.

            (b) Holdback Amount. Notwithstanding the foregoing, CCAC, and Chardan Sub after the Closing, may apply all or a portion of the Holdback Amount to satisfy any Claim for indemnification pursuant to this Article X. CCAC, and Chardan Sub after the Closing, will hold the Holdback Amount until final resolution of the Claim or dispute. The Holdback Amount is security for the indemnification obligations of the Origin Stockholders and is not a limitation on the Damages recoverable or liquidated damages and such security does not limit any other right of set off or recovery under this Agreement or at law, whether pursuant to this Agreement or any other agreement of the Origin Stockholders.

      SECTION 10.06 Claims on behalf or in right of CCAC and Chardan Sub. Pursuant to the provisions of this Article X, if any Claim for indemnification is to be brought against the Origin Stockholders on behalf of or by right of CCAC, or Chardan Sub after the Closing, such claims will be determined by the Independent Committee of the Board of Directors. Any settlement of a Claim for indemnification brought on behalf of or by right of CCAC, or Chardan Sub after the Closing, shall be determined and approved by the Independent Committee of the Board of Directors. The Independent Committee of the Board of Directors of CCAC, or Chardan Sub after the Closing, will consist of two persons, none of which are officers or employees of CCAC, or Chardan Sub after the Closing, or any of their operating subsidiary companies or are direct or beneficial owners of 5% or more of the voting capital stock of CCAC, or Chardan Sub after the Closing. For a period of not less than four years after the Closing or until final resolution of Claims under this Section X brought by or by right of CCAC, or Chardan Sub after the Closing, the board of directors of CCAC, or Chardan Sub after the Closing, will maintain a sufficient number of directors such that it will be able to maintain the Independent Committee.

                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT

      SECTION 11.01 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:


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

            (a) by mutual written consent of CCAC and Origin;

            (b) (i) by CCAC if Origin, any Origin Subsidiary or any Origin Stockholder amends or supplements any Origin, Origin Subsidiary or Origin Stockholder schedule hereto in accordance with Section 8.04 hereof and such amendment or supplement reflects a material adverse change in the condition (financial or other), operations or prospects of Origin or any Origin Subsidiary or the Business, as a whole or in part, after the date hereof, or (ii) by Origin if CCAC amends or supplements any CCAC Schedule hereto in accordance with
Section 8.04 hereof and such amendment or supplement reflects a material adverse change in the condition (financial or other) or operations of CCAC.

            (c) by either CCAC or Origin, if the Closing has not occurred by May 31, 2005 (or such other date as may be extended from time to time by written agreement of CCAC and Origin); provided, however, that the right to terminate this Agreement under this Section 11.01(c) shall not be available to any Party that is then in breach of any of its covenants, representations or warranties in this Agreement;

            (d) by Origin, (i) if CCAC shall have breached any of its covenants in Articles VII or VIII hereof in any respect or (ii) if the representations and warranties of CCAC contained in this Agreement shall not be true and correct in all material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, CCAC has not cured such breach within 10 Business Days of Origin's notice of an intent to terminate;

            (e) by CCAC, (i) if Origin, any Origin Subsidiary or any Origin Stockholder shall have breached any of the covenants in Articles VI or VIII hereof in any respect or (ii) if the representations and warranties of Origin, any Origin Subsidiary or any Origin Stockholder contained in this Agreement shall not be true and correct in all material respects, at the time made, or
(iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, Origin, such Origin


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

Subsidiary or Origin Stockholder have not cured such breach within 10 Business Days of CCAC's notice of an intent to terminate;

            (f) by Origin, if the Board of Directors of CCAC (or any committee thereof) at the time of the signing of this Agreement shall have failed to recommend or withdrawn or modified in a manner adverse to Origin its approval or recommendation of this Agreement and any of the transactions contemplated hereby;

            (g) by CCAC if the Board of Directors of CCAC shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate this Agreement is reasonably likely to result in the Board of Directors breaching its fiduciary duties to stockholders under applicable law by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction;

            (h) by either CCAC or Origin, if, at CCAC's Stockholder Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of CCAC's common stock required under its certificate of incorporation, or 20% or more of the number of shares of CCAC's common stock outstanding as of the date of the record date of the stockholders meeting held by Persons other than the Initial Stockholders exercise their rights to convert the shares of CCAC's common stock held by them into cash in accordance with CCAC's certificate of incorporation.

      SECTION 11.02 Effect of Termination.

            (a) In the event of termination and abandonment by CCAC or by Origin, or both, pursuant to Section 11.01 hereof, written notice thereof shall forthwith be given to the other Party, and except as set forth in this Section 11.02, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

            (b) Consequence of Termination. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (i) each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

                  (ii) all confidential information received by either Party hereto with respect to the business of the other Party, or in the case of the Origin Stockholders, of the Origin Subsidiaries, hereto shall be treated in accordance with Section 8.06 hereof, which shall survive such termination or abandonment.

            Termination Recovery and Fee. If this Agreement is terminated by CCAC under Section 11.01(b)(i) or (e), then CCAC will be entitled to $1,000,000 due and payable immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that CCAC may have against the other parties to this Agreement for such breach. If this Agreement is terminated by Origin under Section 11.01(b)(ii), (d) or
(f), then Origin will be entitled to $1,000,000 due and payable from Richard Propper, Kerry Propper, Jiangnan Huang, Li Zhang, Dan Beharry and Steven Urbach (collectively, the "CCAC Initial Stockholders"), pro rata among such individuals in relation to their initial ownership in CCAC, immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that Origin may have against the other parties to this Agreement for such breach.

      SECTION 11.03 No Claim Against Trust Fund. It is understood by Origin, the Origin Subsidiaries and the Origin Stockholders that in the event of breach of this Agreement or any of the Transactional Documents by CCAC and Chardan Sub, that they have no right to Damages, including the termination fees set forth in Sectoin11.02(c) from CCAC or Chardan Sub. In addition, Origin, the Origin Subsidiaries and the Origin Stockholders agree that they have no right to any amount held in the trust fund referred to in Section 5.07 and they will not make any claim against CCAC and Chardan Sub that would adversely affect the business, operations or prospects of CCAC and Chardan Sub or the amount of the funds held in the trust fund referred to in Section 5.07.


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

                                   ARTICLE XII
                                   DEFINITIONS

      SECTION 12.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Actions" means any claim, action, suit, litigation, arbitration, inquiry, proceeding or investigation by or pending before any Governmental Authority.

      "Business" means the combined and several operations and proposed combined and several operations of Origin, the Origin Subsidiaries and their respective affiliates, contract parties and nominees (or beneficial owners) as a breeder, developer, producer and marketer of top-quality seeds to customers.

      "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

      "Claim" means any claim, demand, suit, proceeding or action.

      "Company's Accountants" means Deloitte & Touche.

      "Contracts" mean any contract, agreement, arrangement, plan, lease, license or similar instrument.

      "Copyrights" shall mean all copyrights, including rights in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

      "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article
X) to have been sustained, suffered or incurred by a Party or the Company and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third Party Claim, or by the Parties, if a Direct Claim.

      "Direct Claim" means any claim other than a Third Party Claim.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP"  means  generally  accepted  accounting  principles,   consistently
applied in the United States.

      "Government Securities" means any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less.

      "Governmental Authority" means any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

      "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

      "Intellectual Property" means any intellectual property rights, including, without limitations, Patents, Copyrights, service marks, moral rights, Trade Secrets, Trademarks, designs and Technology, together with (a) all registrations and applications for registration therefore and (b) all rights to any of the foregoing (including (i) all rights received under any license or other arrangement with respect to the foregoing, (ii) all rights or causes of action for infringement or misappropriation (past, present or future) of any of the foregoing, (iii) all rights to apply fore or register any of the foregoing),
(iv) domain names and URL's of or relating to the Acquired Assets and variations of the domain names and URL's, (vi) Contracts which related to any of the foregoing, including invention assignment, intellectual property assignment, confidentiality, and non-competition agreements, and (vii) goodwill of any of the foregoing.

      "Initial Stockholders" means all of the shares of common stock of CCAC issued and outstanding prior to March 16, 2004 held by various Persons.

      "Laws" means all statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped.

      "Lien" means any lien, claim, contingent interest, security interest, charge, restriction or encumbrance.

      "Party" means CCAC, on the one hand, and Origin, each Origin Subsidiary and each Origin Stockholder, on the other hand (collectively, "Parties").

      "Patents" means all United States and foreign patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

      "Permits"  means  all  governmental   registrations,   licenses,  permits,
authorizations and approvals.

      "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

      "PRC GAAP" means PRC Accounting Standards for Business Enterprises in effect from time to time applied consistently throughout the periods involved.

      "Release"  means  any  spilling,   leaking,  pumping,  pouring,  emitting,
emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

      "Representatives"   of  either   Party  means  such   Party's   employees,
accountants,   auditors,   actuaries,   counsel,  financial  advisors,  bankers,
investment bankers and consultants.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Software" means all software, in object, human-readable or source code, whether previously completed or now under development, including programs, applications, databases,


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data  files,  coding  and  other  software,   components  or  elements  thereof,
programmer annotations, and all versions, upgrades, updates, enhancements and error corrections of all of the foregoing.

      "Stockholder Meeting" has the meaning specified in Section 7.01.

      "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, social security, franchise, profits, property or other taxes, tariffs, imposts, fees, stamp taxes and duties, assessments, levies or other charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any government or taxing authority with respect thereto.

      "Technology" means any know-how, confidential or proprietary information, name, data, discovery, formulae, idea, method, process, procedure, other invention, record of invention, model, research, Software, technique, technology, test information, market survey, website, or information or material of a like nature, whether patentable or unpatentable and whether or not reduced to practice.

      "Third Party Claim" means a Claim by a person, firm, corporation or government entity other than a party hereto or any affiliate of such party.

      "Trade Secrets" means all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software and compilations of information) and all claims and rights related thereto.

      "Trademarks" means any and all United States and foreign trademarks, service marks, logos, trade names, corporate names, trade dress, Internet domain names and addresses, and all goodwill associated therewith throughout the world.


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                                  ARTICLE XIII
                               GENERAL PROVISIONS

      SECTION 13.01 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

      SECTION 13.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

            (a) If to Origin or to Dr. Han Gengchen, Mr. Yang Yasheng, Mr. Yuan Liang, Ms. Zhao Yuping, Mr. Zhang Weidong or Mr. Chen Weicheng:

                        State Harvest Holdings Limited
                        c/o Beijing Origin Seed Technology Inc.
                        E201 Zhongguanchen Development Building
                        12 Shangdi Xinxi, Haidan District
                        Beijing, China  100085

                  with a copy to:

                        GuanTao Law Firm
                        6/F, Tower B, Tong Tai Plaza
                        No. 33 Finance Street
                        Xicheng District
                        Beijing 10032

            (b) If to CCAC or the CCAC Initial Stockholders:

                        Chardan China Acquisition Corp.
                        625 Broadway
                        Suite 1111
                        San Diego, California 92101
                        Attention: Dr. Richard D. Propper
                        Telecopier No.: (858) 847-9090


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

                  with a copy to:

                        Graubard Miller
                        600 Third Avenue
                        New York, New York  10016
                        Attention: David Alan Miller, Esq.
                        Telecopier No.: 212-818-8181

      SECTION 13.03 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

      SECTION 13.04 Waiver.  At any time prior to the Closing,  either Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

      SECTION 13.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 13.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 13.07 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between Origin, any Origin Subsidiary, any Origin Stockholder and CCAC with


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

respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

      SECTION 13.08 Benefit. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

      SECTION 13.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

      SECTION 13.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.


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

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                       CHARDAN CHINA
                                       ACQUISITION CORP.
                                       (excluding Section 11.02(c))

                                       By: _____________________________________
                                       Name:  Richard D. Propper, MD
                                       Title: Chairman

                                       _________________________________________
                                       Kerry Propper
                                       (Solely with respect to Section 11.02(c))

                                       _________________________________________
                                       Dr. Richard D. Propper
                                       (Solely with respect to Section 11.02(c))

                                       _________________________________________
                                       Jiangnan Huang
                                       (Solely with respect to Section 11.02(c))

                                       _________________________________________
                                       Li Zhang
                                       (Solely with respect to Section 11.02(c))

                                       _________________________________________
                                       Dan Beharry
                                       (Solely with respect to Section 11.02(c))

                                       _________________________________________
                                       Steven Urbach
                                       (Solely with respect to Section 11.02(c))


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

                                       STATE HARVEST HOLDINGS LIMITED

                                       By or Designated by: ____________________
                                 Name: Han Gengchen, PhD
                                Title: CEO

                                       By or Designated by: ____________________
                                       Name: Yang Yasheng

                                       By or Designated by: ____________________
                                       Name:Yuan Liang

                                       By or Designated by: ____________________
                                       Name: Zhao Yuping

                                       By or Designated by: ____________________
                                       Name: Zhang Weidong

                                       By or Designated by: ____________________
                                       Name: Chen Weicheng

                                       By or Designated by: ____________________
                                       Name:  Bo Luxia

                                       By or Designated by: ____________________
                                       Name:  Huang Xilin

                                       By or Designated by: ____________________
                                       Name:  Huo Qingtao